                                                                  EXECUTION COPY


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                                 $1,020,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                PG&E CORPORATION
                                  as Borrower,

                            the LENDERS party hereto,

                          LEHMAN COMMERCIAL PAPER INC.
                             as Administrative Agent

                                       and

                              LEHMAN BROTHERS INC.
                        as Lead Arranger and Book Manager

                     _______________________________________

                            Dated as of June 25, 2002

                     _______________________________________



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

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
SECTION 1.   DEFINITIONS AND RULES OF INTERPRETATION ........................................      1

     1.1   Defined Terms ....................................................................      1
     1.2   Rules of Interpretation ..........................................................      1
     1.3   Accounting Principles ............................................................      1

SECTION 2.   AMOUNTS AND TERMS OF CREDIT FACILITY ...........................................      2

     2.1   Existing Loans; the New Tranche B Commitment .....................................      2
     2.2   Notice of Borrowing ..............................................................      2
     2.3   Disbursement of Funds ............................................................      3
     2.4   Notes ............................................................................      3
     2.5   Interest .........................................................................      3
     2.6   Interest Periods .................................................................      5
     2.7   Increased Costs, Illegality, etc. ................................................      5
     2.8   Compensation .....................................................................      7
     2.9   Extension of Maturity Date .......................................................      7
     2.10  Conversion of Put Option Purchase Price to Tranche A Loan ........................      8

SECTION 3.   PREPAYMENTS; PAYMENTS; TAXES ...................................................      9

     3.1   Voluntary Prepayments ............................................................      9
     3.2   Mandatory Repayments .............................................................      9
     3.3   Method and Place of Payment ......................................................     13
     3.4   Net Payments .....................................................................     13
     3.5   Allocation .......................................................................     15
     3.6   [OMITTED] ........................................................................     15
     3.7   Application of Payments; Sharing .................................................     15
     3.8   Change of Control ................................................................     16

SECTION 4.   CONDITIONS PRECEDENT ...........................................................     16

     4.1   Conditions to Closing ............................................................     16

SECTION 5.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS .....................................     21

     5.1   Standing .........................................................................     21
     5.2   Requisite Authority; Etc  ........................................................     22
     5.3   No Conflict ......................................................................     22
     5.4   Consents .........................................................................     22
     5.5   Compliance with Law ..............................................................     23
     5.6   Litigation Claims ................................................................     23
     5.7   Contracts and Commitments ........................................................     23
     5.8   Liens ............................................................................     24

                                      (i)

     5.9   Insurance ...........................................................................        24
     5.10  Capitalization and Ownership ........................................................        24
     5.11  Financial Statements; Absence of Certain Changes ....................................        25
     5.12  Taxes ...............................................................................        26
     5.13  Disclosure ..........................................................................        26
     5.14  Environmental Matters ...............................................................        27
     5.15  Brokers' or Finders' Fees ...........................................................        27
     5.16  Certain Regulatory Matters .........................................................         27
     5.17  Transactions With Affiliates ........................................................        29
     5.18  Use of Proceeds .....................................................................        29
     5.19  Compliance with ERISA ...............................................................        29
     5.20  Investment Company Act ..............................................................        30
     5.21  Regulation ..........................................................................        30
     5.22  Security Documents ..................................................................        30
     5.23  Certain Scheduled Projects ..........................................................        31
     5.24  Environmental Matters ...............................................................        31
     5.25  Intellectual Property ...............................................................        32
     5.26  No Default ..........................................................................        32
     5.27  Single-Purpose Entity ...............................................................        32
     5.28  Trust Indenture Act .................................................................        32
     5.29  Existing Indebtedness ...............................................................        32
     5.30  Ratings Letter ......................................................................        32

SECTION 6.   AFFIRMATIVE COVENANTS ............................................................         32

     6.1   Information Covenants ..............................................................         33
     6.2   Books, Records and Inspections .....................................................         36
     6.3   Maintenance of Property; Insurance .................................................         36
     6.4   Corporate Franchises ...............................................................         36
     6.5   Compliance with Statutes, etc. .....................................................         36
     6.6   Compliance with Environmental Laws .................................................         36
     6.7   ERISA ..............................................................................         37
     6.8   End of Fiscal Years; Fiscal Quarters ...............................................         39
     6.9   Payment of Taxes ...................................................................         39
     6.10  [OMITTED]. .........................................................................         39
     6.11  Performance of Obligations .........................................................         39
     6.12  Use of Proceeds ....................................................................         39
     6.13  Regulatory Compliance ..............................................................         39
     6.14  Financial Covenant .................................................................         39
     6.15  Charter Documents ..................................................................         40
     6.16  Further Assurances; etc. ...........................................................         40
     6.17  Delisting ..........................................................................         40

SECTION 7.   TRANCHE A NEGATIVE COVENANTS .....................................................         40

     7.1   Liens ..............................................................................         40
     7.2   Consolidation, Merger, Purchase or Sale of Assets, etc. ............................         42

                                      (ii)

     7.3   Dividends .................................................................................       43
     7.4   Indebtedness ..............................................................................       43
     7.5   Advances, Investments and Loans ...........................................................       44
     7.6   Transactions with Affiliates ..............................................................       46
     7.7   Capital Expenditures ......................................................................       46
     7.8   Limitations on Liens on Collateral; Modifications of Certain Indebtedness;
             Modifications of Certificate of Incorporation, By-Laws and Certain Other
             Agreements, etc. ........................................................................       46
     7.9   Limitation on Issuance of Capital Stock ...................................................       47
     7.10  Business ..................................................................................       47
     7.11  Regulatory Compliance .....................................................................       48
     7.12  [OMITTED] .................................................................................       48
     7.13  Limitation on Optional Payments and Modifications of Convertible Notes ....................       48
     7.14  Cash Reserve; Interest Reserve Amounts ....................................................       48
     7.15  Plan of Reorganization ....................................................................       49
     7.16  FMV Ratio .................................................................................       49

SECTION 7A.  TRANCHE B NEGATIVE COVENANTS ............................................................       49

     7A.1. Liens .....................................................................................       49
     7A.2. Consolidation, Merger, Purchase or Sale of Assets, etc. ...................................       51
     7A.3. Dividends .................................................................................       52
     7A.4. Indebtedness ..............................................................................       53
     7A.5. Advances, Investments and Loans ...........................................................       54
     7A.6. Transactions with Affiliates ..............................................................       55
     7A.7. Capital Expenditures ......................................................................       55
     7A.8. Limitations on Liens on Collateral; Modifications of Certain
             Indebtedness; Modifications of Certificate of Incorporation, By-Laws
             and Certain Other Agreements, etc. ......................................................       56
     7A.9. Limitation on Issuance of Capital Stock ...................................................       56
     7A.10.Business ..................................................................................       57
     7A.11.Regulatory Compliance .....................................................................       57
     7A.12.[OMITTED] .................................................................................       57
     7A.13.Limitation on Optional Payments and Modifications of Convertible Notes ....................       57
     7A.14.Interest Reserve Account ..................................................................       57
     7A.15.Plan of Reorganization ....................................................................       58
     7A.16.FMV Ratio .................................................................................       58

SECTION 8.   TRANCHE A EVENTS OF DEFAULT AND REMEDIES ................................................       58

     8.1   Events of Default .........................................................................       58
     8.2   Acceleration ..............................................................................       61
     8.3   Other Remedies ............................................................................       61

SECTION 8A.  TRANCHE B EVENTS OF DEFAULT AND REMEDIES ................................................       62

     8A.1. Events of Default .........................................................................       62

                                     (iii)

     8A.2.  Acceleration .........................................................................    65
     8A.3.  Other Remedies .......................................................................    65

SECTION 9.   MISCELLANEOUS .......................................................................    65

     9.1    Costs and Expenses ...................................................................    65
     9.2    Indemnity ............................................................................    66
     9.3    Notices ..............................................................................    68
     9.4    Benefit of Agreement .................................................................    68
     9.5    No Waiver; Remedies Cumulative .......................................................    68
     9.6    No Third Party Beneficiaries .........................................................    69
     9.7    Reinstatement ........................................................................    69
     9.8    No Immunity ..........................................................................    69
     9.9    Counterparts .........................................................................    69
     9.10   Amendment or Waiver ..................................................................    69
     9.11   Assignments, Participations, etc. ....................................................    71
     9.12   Survival .............................................................................    72
     9.13   WAIVER OF JURY TRIAL .................................................................    73
     9.14   Right of Set-off .....................................................................    73
     9.15   Severability .........................................................................    73
     9.16   Governing Law; Submission to Jurisdiction ............................................    73
     9.17   Waiver by Borrower ...................................................................    74
     9.18   Recourse .............................................................................    74
     9.19   Complete Agreement ...................................................................    75
     9.20   Publicity ............................................................................    75
     9.21   Effectiveness ........................................................................    75
     9.22   Certain Representations and Warranties ...............................................    75
     9.23   Confidentiality ......................................................................    75
     9.24   Release of Liens for NEG Equity Sale .................................................    76
     9.25   Delivery of Lender Addendum ..........................................................    76
     9.26   Determination of Fair Market Value ...................................................    76
     9.27   Intercreditor Agreement ..............................................................    76
     9.28   Special Exculpation ..................................................................    76

SECTION 10.  THE ADMINISTRATIVE AGENT; THE LEAD ARRANGER AND THE BOOK MANAGER ...................     77

     10.1   Appointment ..........................................................................    77
     10.2   Nature of Duties .....................................................................    77
     10.3   Lack of Reliance on the Administrative Agent .........................................    77
     10.4   Certain Rights of the Administrative Agent ...........................................    78
     10.5   Reliance .............................................................................    78
     10.6   Indemnification ......................................................................    78
     10.7   The Administrative Agent in its Individual Capacity ..................................    78
     10.8   Holders ..............................................................................    79
     10.9   Resignation or Replacement of the Administrative Agent ...............................    79
     10.10  The Lead Arranger and Book Manager ..................................................     79

                                      (iv)


     10.11   Direction to Administrative Agent and Collateral Agent ...............................   80

                                      (v)

APPENDICES:

         Appendix A                 Defined Terms and Rules of Interpretation

EXHIBITS:

         Exhibit A                  Form of Notice of Borrowing
         Exhibit B                  Form of Note
         Exhibit C                  Form of Section 3.4(b)(ii) Certificate
         Exhibit D                  Form of Process Agent Letter
         Exhibit E-1                Form of Change of Control Offer to Repay Notice
         Exhibit E-2                Form of Response to Change of Control Offer to Repay Notice

SCHEDULES:

         Schedule A                 Form of Lender Addendum
         Schedule B                 SEC Filings
         Schedule 3.5               Allocation - Investment Unit
         Schedule 5.6               Litigation
         Schedule 5.7               Covered Contracts
         Schedule 5.8               Liens
         Schedule 5.9               Insurance
         Schedule 5.10(e)           Warrants, etc.
         Schedule 5.10(f)           Ownership
         Schedule 5.14              Environmental Matters
         Schedule 5.15              Brokers' or Finders' Fees
         Schedule 5.16(e)           Regulated Entities
         Schedule 5.17              Transactions with Affiliates
         Schedule 5.19              ERISA Plans
         Schedule 5.23              Scheduled Projects
         Schedule 7.1               Certain Liens
         Schedule 9.3               Notices

ANNEXES

         Annex A                    Section 13 of the LLC Agreement
         Annex B                    Description of Utility Spin-Off

                                      (vi)

                  AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of June 25, 2002, among PG&E Corporation, a California corporation, as the Borrower, the Lenders party hereto, Lehman Commercial Paper Inc., a New York corporation, as Administrative Agent, and Lehman Brothers Inc., a Delaware corporation, as Lead Arranger and Book Manager.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower is a party to the Credit Agreement, dated as of March 1, 2001 (as amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement"), with the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and others, pursuant to which such lenders made the Tranche A Loan (as defined in the Existing Credit Agreement, the "Existing Tranche A Loan") and the Tranche B Loan (as defined in the Existing Credit Agreement, the "Existing Tranche B Loan");

                  WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety to modify certain of the terms applicable to the Existing Tranche A Loan, to reflect the repayment of the Existing Tranche B Loan and to provide for the making of an additional Tranche B Loan to the Borrower; and

                  WHEREAS, (i) the Existing Credit Agreement is being amended and restated pursuant to this Agreement, (ii) certain indebtedness under the Existing Credit Agreement, as amended and restated in connection with this Agreement, will be continued under this Agreement and (iii) all obligations of the Covered Parties under the Financing Documents (as such terms are defined herein) and all liens and security interests created under the Financing Documents will be continued, amended and restated as provided herein and therein and will not be cancelled or discharged;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree that, upon the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                  SECTION 1.   DEFINITIONS AND RULES OF INTERPRETATION.

                   1.1 Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules and Exhibits shall have the respective meanings assigned to such terms in Appendix A hereto.

                   1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

                   1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement shall be made or prepared in accordance with U.S. GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

                   SECTION 2. AMOUNTS AND TERMS OF CREDIT FACILITY.

                   2.1 Existing Loans; the New Tranche B Commitment. (a) Subject to and upon the terms and conditions set forth herein, on the Closing Date, (i) the $600,000,000 portion of the Existing Tranche A Loan held by GECC shall be continued hereunder as the Tranche A Loan, which shall mature on the earlier of
(x) the date of a Spin-Off of NEG, Inc. and (y) the Date Certain, (ii) the remaining $92,000,000 portion of the Existing Tranche A Loan not held by GECC shall be automatically converted into, and become a part of, the Tranche B Loan with the identical terms of the Tranche B Loan made pursuant to clause (iii) below, and (iii) each New Tranche B Lender shall make a term loan to the Borrower, and/or continue to hold or acquire a portion of the $92,000,000 amount of the Tranche A Loan converted to a Tranche B Loan pursuant to the foregoing clause (ii), in an aggregate amount not to exceed the amount of the New Tranche B Commitment of such Lender, which term loans made pursuant to this clause (iii)
(A) shall be incurred pursuant to a single drawing on the Closing Date, (B) shall be denominated in Dollars, (C) shall be incurred and maintained as Eurodollar Loans, except as otherwise specifically provided in Section 2.7(b),
(D) shall be made on the Closing Date in an aggregate principal amount which equals the aggregate New Tranche B Commitments, and (E) shall mature on the earlier of (x) the date of a Spin-Off of NEG, Inc. and (y) the Tranche B Maturity Date. For the avoidance of doubt, after giving effect to the continuation and the conversion described above and the making of the Tranche B Loan on the Closing Date, the aggregate principal amount of the Tranche A Loan and the Tranche B Loan outstanding on the Closing Date shall be $600,000,000 and $420,000,000, respectively.

                   (b) If the Closing Date has not occurred on or prior to June 26, 2002, then, in such event, (i) except as set forth in clause (ii) below, the Lenders shall have no further obligations or liabilities under any of the Financing Documents and the Financing Documents shall have no further force or effect with respect to the Lenders, but the Borrower's obligation to pay the costs, fees and expenses as provided herein and to indemnify the other parties to the Financing Documents shall not be terminated, modified or diminished in any respect, and (ii) the Existing Credit Agreement and the other Existing Financing Documents shall remain in full force and effect, and no modification thereof shall have been made pursuant hereto.

                   (c) The Loans are available only on the terms and conditions specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

                   2.2 Notice of Borrowing. The Borrower shall give the Administrative Agent prior notice of the Tranche B Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Such notice (the "Notice of Borrowing") shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Tranche B Loan to be incurred, and the date selected to be the Closing Date (which shall be a Business Day), (ii) the Interest Period applicable thereto, and (iii) the account information for disbursement of the Loans. The Administrative Agent shall promptly advise the Tranche B Lenders of the contents of such Notice of Borrowing.

                   2.3 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the Closing Date, each New Tranche B Lender will make available such Lender's pro rata share of the amount of Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds and disbursed to the Borrower as directed by the Borrower.

                   2.4 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, any Loan made by a Lender shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a "Note"). On the Closing Date, to the extent requested by any Lender, the existing promissory note held by such Lender shall be exchanged for a new Note.

                   (b) The Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its Assignee and be dated the Closing Date (or, if issued after the Closing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Loan made or continued by, or assigned to, such Lender, as the case may be, and be payable in the outstanding principal amount of the Loan evidenced thereby, (iv) mature, in the case of the Tranche A Loan, on the earlier of (A) the date of a Spin-Off of NEG, Inc. and (B) the Date Certain and, in the case of the Tranche B Loan, on the earlier of (A) the date of a Spin-Off of NEG, Inc. and (B) the Tranche B Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 2.5 in respect of a Base Rate Loan (if converted pursuant to Section 2.7(b)) or a Eurodollar Loan, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.1, and mandatory repayment as provided in Section 3.2, and (vii) be entitled to the benefits of this Agreement and the other Financing Documents.

                   (c) Each Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loan.

                   2.5 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of any Base Rate Loan from the date of conversion thereof pursuant to Section 2.7(b) until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

                   (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing or conversion thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.7(b) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

                   (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loan. Interest which accrues under this Section 2.5(c) shall be payable on demand.

                   (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Date, (y) on the date of any repayment or prepayment of the outstanding principal amount of such Base Rate Loan, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and
(ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand (each such date upon which interest shall be payable, an "Interest Payment Date").

                   (e) Upon each Interest Determination Date with respect to any Eurodollar Loan, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period applicable to such Eurodollar Loan and shall promptly notify the Borrower thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                   (f) (i) Upon each Interest Payment Date in respect of the Tranche A Loan, if the Borrower does not on such Interest Payment Date pay the amount of interest payable on such Interest Payment Date in respect of the Tranche A Loan, the amount of such interest shall be withdrawn from the Tranche A Interest Reserve Account and applied to pay such interest. The Tranche A Lenders hereby authorize and direct the Collateral Agent to request such withdrawal under the Tranche A Interest Reserve Account Control Agreement and to pay such interest.

                   (ii) Upon each Interest Payment Date in respect of the Tranche B Loan, if the Borrower does not on such Interest Payment Date pay the amount of interest payable on such Interest Payment Date in respect of the Tranche B Loan, the amount of such interest shall be withdrawn from the Tranche B Interest Reserve Account and applied to pay such interest. The Tranche B Lenders hereby authorize and direct the Collateral Agent to request such withdrawal under the Tranche B Interest Reserve Account Control Agreement and to pay such interest.

                   (g) Upon each Interest Payment Date in respect of any portion of the Tranche B Loan, in addition to the interest payable in cash as described above, the principal amount of such portion will be increased by a pay-in-kind interest amount calculated on the principal amount of such portion at the rate per annum of 4.00% for the period from the immediately preceding Interest Payment Date with respect to such portion (or from the Closing Date in the case of the first such calculation) to the current Interest Payment Date, and such increased principal amount of the Tranche B Loan shall thereafter bear interest (both cash-pay and pay-in-kind) at the same rates as the original principal amount of the Tranche B Loan.

                   (h) For the avoidance of doubt, no interest payment may be made in respect of the Tranche B Loan (other than the pay-in-kind interest provided for in clause (g) above) unless and until any interest then due and payable in respect of the Tranche A Loan shall have been paid in full, and in any event any such payment of interest in respect of the Tranche B Loan shall be subject to the terms of the Intercreditor Agreement.

                   2.6 Interest Periods. At the time the Borrower gives the Notice of Borrowing, or prior to 1:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided that (in each case):

                   (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing or conversion of such Eurodollar Loan and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                   (ii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                   (iii) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for such Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                   (iv) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and (v) no Interest Period in respect of any Borrowing of any Eurodollar Loan shall be selected which extends beyond the Date Certain, in the case of the Tranche A Loan, or the Tranche B Maturity Date, in the case of the Tranche B Loan.

If upon the expiration of any Interest Period applicable to any Eurodollar Loan, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loan as provided above, the Borrower shall be deemed to have elected a one-month Interest Period effective as of the expiration date of such current Interest Period.

                   2.7 Increased Costs, Illegality, etc. (a) In the event that a Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                   (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                   (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan of such Lender because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to such Lender of the principal of or interest on such Lender's Loan or Note or any other amounts payable to such Lender hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is doing business, organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances (other than with respect to taxes) arising since the Closing Date affecting such Lender (or its Source), the interbank Eurodollar market or the position of such Lender in such market; or

                   (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower of such determination. Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as such Lender notifies the Borrower that the circumstances giving rise to such notice by the Lender no longer exist, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.7(b) as promptly as possible and, in any event, within the time period required by Law.

                    Each Lender, at the sole cost and expense of the Borrower (including, but not limited to, such Lender's internal costs for use of its personnel and resources), will use its reasonable efforts to minimize taxes indemnifiable by the Borrower under this Section 2.7(a), including by complying with reasonable requests by the Borrower to do or to refrain from doing any act (including the execution of any certificates or similar documents required to establish an exemption or relief from any tax), if such efforts or any such compliance is, in the good faith discretion of such Lender, of a purely ministerial nature and has no adverse impact on such Lender or any Affiliate or on the business or operations of the foregoing (unless such adverse impact is one of a nature and quality such that it is subject to indemnification and the Borrower has indemnified such Lender against such adverse impact in a manner satisfactory to such Lender determined in its sole discretion). The Borrower shall indemnify such Lender for any taxes that may be imposed on it as a consequence of such compliance.

                   (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.7(a)(i) or (ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.7(a)(iii), the Borrower shall, upon at least three Business Days' written notice to such Lender, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan.

                   (c) If a Lender determines that after the Closing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender (or its Source) or any corporation controlling such Lender based on the existence of such Lender's obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this
Section 2.7(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Such Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.7(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                   2.8 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loan but excluding loss of anticipated profits) which such Lender may sustain: (i) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 3.1, Section 3.2, Section 3.8 or as a result of an acceleration of the Loans pursuant to Section 8.2) or conversion of any Eurodollar Loan is made on a date other than the last day of the Interest Period applicable thereto; or (ii) as a consequence of (x) any other default by the Borrower to repay such Eurodollar Loan when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.7(b).

                   2.9 Extension of Maturity Date. (a) The Borrower may by notice to the Administrative Agent and the Tranche A Lender not later than thirty (30) days prior to March 2,

2003 or September 2, 2003 (if the maturity date of the Tranche A Loan was extended to September 2, 2003), and upon payment of the Extension Fees relating to such extension, extend the maturity date of the Tranche A Loan to the earlier of (i) the date of a Spin-Off of NEG, Inc. and (ii) September 2, 2003 or March 2, 2004, as set forth in the Borrower's notice, but in no event shall the Date Certain with respect to the Tranche A Loan be beyond March 2, 2004, unless further extended pursuant to Section 2.9(b) below; provided, that there shall be no extension of the maturity date of the Tranche A Loan pursuant to this Section 2.9(a) if on the date of such extension, a Default or an Event of Default shall be continuing.

                   (b) The Borrower may by notice to the Administrative Agent and the Tranche A Lender not later than thirty (30) days prior to March 2, 2004 and March 2, 2005 (if the maturity date of the Tranche A Loan was extended to March 2, 2005), and upon payment of the Extension Fees relating to such extension, extend the maturity date of the Tranche A Loan to the earlier of (i) the date of a Spin-Off of NEG, Inc. and (ii) March 2, 2005 or March 2, 2006, respectively, but in no event shall the Date Certain with respect to the Tranche A Loan be beyond March 2, 2006; provided, that there shall be no extension of the maturity date of the Tranche A Loan pursuant to this paragraph (b) if (i) on the date of such extension, a Default or an Event of Default shall be continuing or (ii) on the date of such extension (x) the amount of cash or Cash Equivalents owned by the Borrower in its own name, free and clear of all Liens, plus the aggregate amount on deposit in the Interest Reserve Accounts, is less than 15% of the total principal amount of Loans then outstanding, and (y) the Borrower has not prepaid the Extension Interest Prepayment Amount.

                   (c) Any extension of the maturity date of the Tranche A Loan made pursuant to this Section 2.9 shall become effective on the maturity date in effect immediately prior to giving effect to such extension.

                   2.10 Conversion of Put Option Purchase Price to Tranche A Loan. (a) In the event that, pursuant to Article VI of the Option Agreement, any Holder exercises its right to put any Option of such Holder to a Purchasing Party on any Put Repurchase Date (as defined in the Option Agreement) prior to the Additional Extended Date Certain, the Put Option Purchase Price (as defined in the Option Agreement) with respect to such put shall be determined in accordance with the Option Agreement, and, as provided in Section 6.04 of the Option Agreement, the amount of such Put Option Purchase Price shall be paid in immediately available funds or, at the Borrower's option, shall be deemed to constitute a Tranche A Loan made by such Holder, or its Affiliate Lender, on such Put Repurchase Date in a principal amount equal to the amount of such Put Option Purchase Price.

                   (b) In the event that, pursuant to Section 2.01(b) of the Option Agreement, the Holders may be entitled to receive an Additional Option (as defined in the Option Agreement) to purchase from LLC in excess of one percent (1.0%) of the total common equity of NEG, Inc. computed on a Fully Diluted Basis (as defined in the Option Agreement) (such excess only, the "Excess Additional Option Percentage"), at Borrower's option, (i) LLC may grant such Additional Option with respect to the Excess Additional Option Percentage in accordance with the terms of Section 2.01(b) of the Option Agreement, or (ii) the amount of the Put Option Purchase Price (as defined in the Option Agreement) with respect to such Excess Additional Option Percentage shall be determined in accordance with Section 2.01(b) of the Option

Agreement, and, as provided therein, the amount of such Put Option Purchase Price with respect to such Excess Additional Option Percentage (x) shall be paid in immediately available funds or, at Borrower's option, (y) shall be deemed to constitute a Tranche A Loan made by such Lender on such Put Repurchase Date in a principal amount equal to the amount of such Put Option Purchase Price with respect to such Excess Additional Option Percentage.

                   (c) Any Tranche A Loan arising pursuant to Section 2.10(a) or
(b) shall be subject to the terms and conditions of this Agreement applicable to the Tranche A Loan and shall be evidenced by a Note in a principal amount equal to the applicable Put Option Purchase Price, which Note the Borrower shall duly execute and deliver to such Lender on the applicable Put Repurchase Date.

                   SECTION 3. PREPAYMENTS; PAYMENTS; TAXES.

                   3.1 Voluntary Prepayments. The Borrower shall have the right to prepay the Tranche A Loan and the Tranche B Loan, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: the Borrower shall give each affected Lender prior to 12:00 Noon (New York time) (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay a Base Rate Loan and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay a Eurodollar Loan, which notice (in each case) shall specify the amount of such prepayment which shall be in an aggregate principal amount of at least $10,000,000, and minimum increments of $1,000,000 in excess thereof; provided that, the Tranche B Loan may not be prepaid until after payment in full of the Tranche A Loan, all other amounts payable to the Tranche A Lender under the Credit Agreement and all amounts payable to each Holder under the Option Agreement in respect of any Put Notice (as defined in the Option Agreement) theretofore delivered by such Holder. Each prepayment of the Tranche B Loan made pursuant to this Section 3.1 on or prior to the second anniversary of the Closing Date shall be accompanied by payment of a prepayment fee equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 2% of the principal amount prepaid and (ii) if such prepayment is made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 1% of the principal amount prepaid.

                   3.2 Mandatory Repayments. (a) The principal amount of each Loan, to the extent then outstanding, shall be repaid at its maturity (whether by acceleration or otherwise).

                   (b) In addition to any other mandatory repayments pursuant to this Section 3.2, on each date on or after the Closing Date upon which the Borrower, LLC, NEG, Inc. or any NEG Subsidiary receives any cash proceeds from any incurrence by the Borrower, LLC, NEG, Inc. or any NEG Subsidiary of Indebtedness for borrowed money, an amount equal to 100% of the Net Debt Proceeds of such incurrence shall be applied on such date in accordance with the requirements of Section 3.2(h); provided that (A) up to $5,000,000 of such Net Debt Proceeds from any incurrence by the Borrower of Indebtedness under Section 7.4(ix) or Section 7A.4(ix) need not be so applied; (B) such Net Debt Proceeds from any incurrence by LLC, NEG, Inc. or any NEG Subsidiary of Indebtedness for borrowed money incurred while no Default or Event of Default has occurred and is continuing shall not be required to be so applied to the extent such

Net Debt Proceeds are (i) retained as cash or Cash Equivalents by LLC, NEG, Inc. or any NEG Subsidiary or (ii) applied to repay Indebtedness for borrowed money of NEG, Inc. or any NEG Subsidiary or (iii) reinvested in the business of NEG, Inc. or any NEG Subsidiary within the scope of business as described by the Business Plan; provided, further, that if a Default or Event of Default shall have occurred and be continuing, such reinvestment may only be made to the extent specified in Part II of the Business Plan; and (C) the Net Debt Proceeds from the incurrence of the Convertible Notes need not be so applied.

                   (c) In addition to any other mandatory repayments pursuant to this Section 3.2, on each date on or after the Closing Date upon which the Borrower, LLC, NEG, Inc. or any NEG Subsidiary receives any cash proceeds from any sale or issuance of its equity, including any preferred stock and any instrument that has both equity-like and debt-like components (other than cash proceeds received as part of an IPO which shall be applied pursuant to clause
(d) below) an amount equal to 100% of the Net Equity Proceeds of such sale or issuance of equity shall be applied on such date in accordance with the requirements of Section 3.2(h); provided, that (A) any such Net Equity Proceeds received from the sale or issuance of equity of the Borrower shall not be required to be applied to repay the Loans (i) to the extent that such Net Equity Proceeds are invested by the Borrower in PGE Utility or the Reorganization Subsidiaries to the extent permitted by clauses (v) and (vi) of Sections 7.5 and 7A.5 or as otherwise permitted by this Agreement, (ii) to the extent that such Net Equity Proceeds are held by the Borrower as cash or Cash Equivalents and thereafter used solely to prepay the Loans in accordance with the requirements of Section 3.2(h) or to make investments in PGE Utility to the extent permitted by clauses (v) and (vi) of Sections 7.5 and 7A.5 or as otherwise permitted by this Agreement, or (iii) to the extent that the Net Equity Proceeds arose in conjunction with the sale by the Borrower (directly or through any of its Subsidiaries) of the Borrower's common stock to the trustee for the PG&E Corporation Retirement Savings Plan, stock option and other equity based incentives under the PG&E Corporation Long Term Incentive Program and the Dividend Reinvestment Plan or the trustee of the PGE Utility Savings Fund Plan and (B) any such Net Equity Proceeds received from the sale or issuance of equity of LLC, NEG, Inc. or any NEG Subsidiary shall not be required to be applied to repay the Loans to the extent that such Net Equity Proceeds (i) are retained as cash or Cash Equivalents by LLC, NEG, Inc. or the NEG Subsidiaries,
(ii) applied to repay Indebtedness for borrowed money of NEG, Inc. or any NEG Subsidiary, or (iii) reinvested in the business of NEG, Inc. or any NEG Subsidiary within the scope of business as described by the Business Plan; provided that if a Default or Event of Default shall have occurred and be continuing, such reinvestment may only be made to the extent specified in Part II of the Business Plan.

                   (d) In addition to any other mandatory repayments required pursuant to this Section 3.2, on the date of an IPO upon which the Borrower, LLC or NEG, Inc. receives any Net Equity Proceeds from such IPO, such Net Equity Proceeds shall be applied on such date, in accordance with the requirements of
Section 3.2(h), to prepay the Loans to the extent required to cause the aggregate outstanding principal amount of the Loans not to exceed the lesser of
(i) $400,000,000 and (ii) an amount equal to 50% of the Market Value of the common stock of NEG, Inc. held by the Collateral Agent as Collateral, after giving effect to such IPO and such repayment of the Loans. For purposes of this paragraph, the "Market Value" of the common stock of NEG, Inc. held by the Collateral Agent as Collateral shall be deemed to be equal to the product of (x) the percentage of the common stock of NEG, Inc. held by the Collateral Agent as

Collateral after giving effect to the IPO, multiplied by (y) a fraction, the numerator of which is the aggregate gross cash proceeds of such IPO, and the denominator of which is the percentage (expressed as a decimal) of the shares of common stock of NEG, Inc. sold to the public in such IPO.

                   (e) In addition to any other mandatory repayments pursuant to this Section 3.2, (A) on each date on or after the Closing Date upon which the Borrower, LLC, NEG, Inc. or any NEG Subsidiary receives any cash proceeds from any Asset Sale by the Borrower, LLC, NEG, Inc. or any NEG Subsidiary, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied in accordance with the requirements of Section 3.2(h); provided that Net Sale Proceeds from any Asset Sale consummated, at any time when no Default or Event of Default has occurred and is continuing, by LLC, NEG, Inc. or any NEG Subsidiary shall not be required to be so applied to the extent such Net Sale Proceeds are (i) retained as cash or Cash Equivalents by LLC, NEG, Inc. or the NEG Subsidiaries or (ii) applied to repay Indebtedness for borrowed money of NEG, Inc. or any NEG Subsidiary or (iii) reinvested in the business of NEG, Inc. or any NEG Subsidiary within the scope of business as described by the Business Plan; provided, further, that if a Default or Event of Default shall have occurred and be continuing, such reinvestment may only be made to the extent specified in
Part II of the Business Plan; and (B) on each date after the date of the Utility Spin-Off on which the Borrower or any Reorganization Subsidiary receives any cash proceeds from any Asset Sale by the Borrower or any Reorganization Subsidiary, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied in accordance with the requirements of Section 3.2(h).

                   (f) In addition to any other mandatory repayments pursuant to this Section 3.2, on each date on or after the Closing Date upon which the Borrower, LLC, NEG, Inc. or any NEG Subsidiary receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied in accordance with the requirements of
Section 3.2(h); provided that such Net Insurance Proceeds shall not be required to be so applied to the extent such Net Insurance Proceeds are (i) applied to repay Indebtedness for borrowed money of NEG, Inc. or any NEG Subsidiary; (ii) reinvested in the business of NEG, Inc. or any NEG Subsidiary within the scope of business as described by the Business Plan within eighteen (18) months of the Recovery Event; provided, further, that if a Default or Event of Default shall have occurred and be continuing, such reinvestment may only be made to the extent specified in Part II of the Business Plan; (iii) in respect of Recovery Events for one or more Subsidiaries of the Borrower and arise from insurance programs maintained by the Borrower for such Subsidiaries to the extent that such Net Insurance Proceeds are made available to such Subsidiaries; or (iv) utilized to repair the damages which resulted in such Net Insurance Proceeds or are reinvested in assets similar to the assets with respect to which such Net Insurance Proceeds were received.

                   (g) In addition to any other mandatory repayments pursuant to this Section 3.2, on each date on or after the Closing Date upon which the Borrower receives any principal repayment in respect of borrowed money owing to the Borrower by any member of the NEG Group or a distribution or Dividend of any sort from LLC, PGE Utility or any Reorganization Subsidiary (other than (x) the proceeds of an IPO which shall be applied pursuant to clause (d) above, (y) issuance of the note from NEG, Inc. to LLC or the Borrower or from LLC to the Borrower, solely in connection with the IPO (but not payments thereunder) and
(z) distribution
to the Borrower of shares of Reorganization Subsidiaries or the shares or related preferred stock purchase rights of PGE Utility in connection with the Utility Spin-Off), an amount equal to 100% of such proceeds (net of any amount thereof used to reimburse the Borrower for (i) any expense related to any income or franchise Taxes of NEG, Inc. or any NEG Subsidiary (computed as if NEG, Inc. and each of its Subsidiaries filed a consolidated federal income Tax return and state consolidated or combined income or franchise Tax returns, where applicable, separate from the Borrower, PGE Utility and Subsidiaries of PGE Utility, for all taxable periods), (ii) any expenses then due and payable under the Expense Sharing Agreement or (iii) any amount then due and payable under the note from NEG, Inc. and payable to LLC or the Borrower solely in connection with the IPO) shall be applied in accordance with the requirements of Section 3.2(h).

                   (h) Each amount required to be applied pursuant to this
Section 3.2(h) shall be, first, paid to each Tranche A Lender ratably according to the respective outstanding principal amounts of the Tranche A Loan held by such Tranche A Lender and shall be applied by each such Tranche A Lender to payment of any amount owing to such Tranche A Lender under Section 2.8, then to payment of any interest then due and payable to such Tranche A Lender on account of the Tranche A Loan, then to reduce the remaining principal balance of the Tranche A Loan of such Tranche A Lender, then to repayment of all other amounts payable to such Tranche A Lender under the Credit Agreement, and then to repayment of all amounts payable to each Holder under the Option Agreement in respect of any Put Notice (as defined in the Option Agreement) theretofore delivered by such Holder, and, second, paid to each Tranche B Lender ratably according to the respective outstanding principal amounts of the Tranche B Loan held by such Tranche B Lender and shall be applied by each such Tranche B Lender to payment of any amount owing to such Tranche B Lender under Section 2.8, then to payment of any interest then due and payable to such Tranche B Lender on account of the Tranche B Loan, and then to reduce the remaining principal balance of the Tranche B Loan of such Tranche B Lender.

                   (i) Each prepayment of the Tranche B Loan made pursuant to Sections 3.2(b) through (g) above on or prior to the second anniversary of the Closing Date shall be accompanied by payment of a prepayment fee equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 2% of the principal amount prepaid and (ii) if such prepayment is made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 1% of the principal amount prepaid.

                   (j) In addition to any other mandatory repayments pursuant to this Section 3.2, (i) all of the then outstanding Tranche A Loan shall be repaid in full on the earlier of (x) the date of a Spin-Off of NEG, Inc. and (y) the Date Certain, and (ii) all of the then outstanding Tranche B Loan shall be repaid in full on the earlier of (x) the date of a Spin-Off of NEG, Inc. and (y) the Tranche B Maturity Date.

                   (k) The application of any proceeds received by LLC to be applied for mandatory repayment under Sections 3.2(b), (c), (e) and (f) shall be subject to Compliance by LLC with the requirements for Distribution under
Section 13 of the LLC Agreement.

                   (l) Nothing in this Section 3.2 shall limit any other rights or remedies a Lender may have under Sections 8 and 8A of this Agreement or under applicable law in connection with any Event of Default.

                   3.3 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office or pursuant to such other instruction as the Administrative Agent shall designate to the Borrower in writing. Except as otherwise provided herein, whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                   3.4 Net Payments. (a) All payments made by the Borrower to the Administrative Agent or any Lender hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is doing business, organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is doing business, organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is doing business, organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall reasonably determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to such Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                   (b) Any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Administrative Agent and the Borrower on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.11(a) (unless such Assignee was already a Lender hereunder immediately prior to such assignment in which case such assignee shall reaffirm its ability to deliver the forms set forth below in clause (i) or (ii), as applicable), on the date of the assignment to such Assignee, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if any such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each such Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Administrative Agent and the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 3.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Administrative Agent and the Borrower of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.4(b). Notwithstanding anything to the contrary contained in
Section 3.4(a) but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Administrative Agent and the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.4(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Administrative Agent and the Borrower the Internal Revenue Service Forms required to be provided to the Administrative Agent and the Borrower pursuant to this Section 3.4(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.4, the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 3.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes. The sole consequence of any Lender failing to comply with the requirement to deliver the Internal Revenue Service Forms or the Section 3.4(b)(ii) Certificate shall be that the Borrower shall not be obligated pursuant to Section 3.4(a) to gross-up payments to be made to such Lender in respect of any resulting U.S. income or similar taxes.

                   (c) Any Lender that is (i) an Assignee pursuant to Section 9.11(a) and (ii) not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes will certify to the Borrower on or prior to the date of the assignment to such Lender that payments to such Lender hereunder and under any Note are, as of the date of such assignment, not subject to any withholding tax imposed by any taxing jurisdiction located outside of the United States.

                   (d) Each Lender, at the sole cost and expense of the Borrower (including, but not limited to, the Lender's internal costs for use of its personnel and resources), will use its reasonable efforts to minimize taxes indemnifiable by the Borrower under this Section 3.4, including by complying with reasonable requests by the Borrower to do or to refrain from doing any act (including the execution of any certificates or similar documents required to establish an exemption or relief from any tax), if such efforts or any such compliance is, in the good faith discretion of such Lender, of a purely ministerial nature and has no adverse impact on such Lender or any Affiliate or on the business or operations of the foregoing (unless such adverse impact is one of a nature and quality such that it is subject to indemnification and the Borrower has indemnified such Lender against such adverse impact in a manner satisfactory to such Lender determined in its sole discretion). The Borrower shall indemnify such Lender for any taxes that may be imposed on it as a consequence of such compliance. No Lender shall be required to disclose any tax return or filing or any related information it deems confidential and all positions taken by each Lender in any tax return, filing or proceeding shall be within the sole control of such Lender.

                   3.5 Allocation. The parties agree that the Notes issued by the Borrower under this Agreement and the Options and the Warrants, as applicable, issued by the Borrower under the Option Agreement and the Warrant Agreement, as applicable, will for federal tax purposes, be treated as an "investment unit" as such term is defined under Section 1273(c)(2) of the Code and the parties agree that the consideration paid by each Lender for its Note and Options and Warrants, as applicable, shall be allocated as set forth on
Schedule 3.5.

                   3.6 [OMITTED].

                   3.7 Application of Payments; Sharing. (a) Subject to the provisions of the Intercreditor Agreement and this Section 3.7, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall promptly distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                   (b) Each of the Lenders agrees that, except to the extent that this Agreement provides for payments to be allocated to particular Lenders or to Lenders holding a particular Loan, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the Obligations obtained by all Lenders, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                   3.8 Change of Control. Upon a Change of Control, the Borrower shall prepare and provide to each Lender a notice (each, a "Change of Control Offer to Repay Notice"), which shall be in the form of Exhibit E-1, and shall include an offer (the "Change of Control Offer to Repay") to prepay on the date (each, a "Change of Control Offer Settlement Date") that is ten (10) Business Days after the date of the Change of Control Offer to Repay Notice, such Lender's Loan, together with a prepayment fee (the "Change of Control Prepayment Fee") for the Tranche B Lender equal to 1% of the aggregate principal amount of such Tranche B Lender's Tranche B Loan, and each Lender wishing to accept the Change of Control Offer to Repay shall reply, in the form of Exhibit E-2 and indicating whether such offer is accepted or rejected in whole or in part (and if so, to what extent) by the close of business on the Business Day preceding the Change of Control Offer Settlement Date, failing which such offer will be considered to have been accepted in whole by such Lender and such repayment will be made by the Borrower to such Lender in respect of such Change of Control. On the Change of Control Offer Settlement Date, the Borrower shall pay to those Lenders who have accepted the Change of Control Offer to Repay the aggregate amount necessary to prepay that portion of the outstanding Loans, together with (for the Tranche B Lenders) the Change of Control Prepayment Fee, in respect of which such Lenders have accepted the Change of Control Offer to Repay in accordance with this Section 3.8. Notwithstanding the foregoing, no payment shall be made to the Tranche B Lenders on the Change of Control Offer Settlement Date pursuant to this Section 3.8 unless and until the Tranche A Loan of, and the other Senior Obligations that are then due and payable owing to, those Tranche A Lenders that shall have accepted the Change of Control Offer to Repay have been paid in full.

                   SECTION 4. CONDITIONS PRECEDENT.

                   4.1 Conditions to Closing. The obligation of any Lender to make or continue its Loan, and the occurrence of the Closing Date, shall be subject to the conditions precedent that such Lender shall have received, or shall have waived receipt of, the following (in the case of documents described below to be delivered to such Lender), each of which shall be in form and substance satisfactory to such Lender, and that the other conditions set forth below shall have been satisfied or waived in accordance with this Agreement:

                   (a) Financing Documents. Each of the Financing Documents (including the LLC Pledge Agreement, the Stock Pledge Agreement, the Option Agreement, the Warrant Agreement, the Reserve Account Control Agreements and the Intercreditor Agreement) shall have been duly authorized, executed and delivered by each party thereto. Such Lender shall have received an original of each Financing Document executed by all parties thereto.

                   (b) Notes. The Borrower shall have duly authorized, executed and delivered a Note for the account of such Lender. Each Note shall be appropriately completed with the name of the payee, the maximum principal amount thereof and the date of issuance (which shall be the Closing Date) inserted therein.

                   (c) Charter Documents. Such Lender shall have received the following documents, each certified as indicated below:


                   (i) a copy of the Charter Documents of the Borrower, LLC, NEG, Inc., the Significant Subsidiaries and the Specified Subsidiaries, as in effect on the Closing Date, certified by the Secretary of State of the State of such Person's organization, as applicable, and a certificate, where available, as to the good standing of and payment of franchise taxes by the Borrower, LLC, NEG, Inc., the Significant Subsidiaries and the Specified Subsidiaries from the Secretary of State of the State of such Person's organization, dated as of a date no earlier than five (5) days prior to the Closing Date;

                   (ii) a certificate of an Authorized Officer of each of the Borrower, LLC and NEG, Inc., dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of the Charter Documents of such Person, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of all corporate, partnership or limited liability company action, as the case may be, of such Person, authorizing the execution, delivery and performance of the Financing Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the name, incumbency and specimen signature of each officer of such Person executing the Financing Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith; and

                   (iii) a certificate of another Authorized Officer of each of the Borrower, LLC and NEG, Inc., as to the name, incumbency and specimen signature of the Authorized Officer of such Person that signed the certificate referred to in clause (ii) above.

                   (d) Filings, Registrations, Recordings; Other Perfection Actions. (i) On or prior to the Closing Date, such Lender shall have received certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower, LLC or NEG, Inc., as debtor, together with copies of such financing statements.

                   (i) Any document required to be filed, registered, notarized or recorded in order to create and perfect the security interest of the Collateral Agent under the Security Documents as a first priority Lien shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the judgment of any Lender to perfect such security interest as such first priority Lien shall have been effected, and such Lender shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such filings, notarizations, registrations and recordings have been paid in full.

                   (ii) The Collateral Agent shall have received the stock certificates representing 100% of the capital stock of NEG, Inc., together with related appropriate stock powers, duly executed in blank.

                   (iii) The Collateral Agent shall have received the certificates representing 100% of the Pledged Interest of the Borrower being pledged pursuant to the LLC Pledge Agreement, together with related powers, duly executed in blank.

                   (e) Borrower's Certificate. Such Lender shall have received an original counterpart of a certificate of an Authorized Officer of the Borrower, dated the Closing Date, to the effect that: (i) the representations and warranties of the Borrower contained in Section 5 hereof and the representations and warranties of the Borrower contained in each of the other Financing Documents to which the Borrower is a party are true and correct in all material respects (or in the event any such representation or warranty shall be qualified by a "Material Adverse Effect" or a materiality threshold, in all respects) on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), (ii) all covenants required to be performed by the Borrower contained in any Financing Document to which it is a party prior to the Closing Date have been performed in all material respects, (iii) all Financing Documents are in full force and effect under the terms and conditions set forth in such Financing Documents, and
(iv) no Default or Event of Default (after giving effect to the transactions contemplated hereby) has occurred and is continuing.

                   (f) Other Officer Certificates. (i) Such Lender shall have received a certificate signed by an Authorized Officer of LLC, dated the Closing Date, to the effect that (i) the representations and warranties of LLC set forth in each of the Financing Documents to which it is a party are true and correct in all material respects (or in the event any such representation or warranty shall be qualified by a "Material Adverse Effect" or a materiality threshold, in all respects) on and as of such date as if made on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date) and (ii) all covenants required to be performed by LLC contained in any Financing Document to which it is a party prior to the Closing Date have been performed in all material respects.

                   (ii) Such Lender shall have received a certificate signed by an Authorized Officer of NEG, Inc., dated the Closing Date, to the effect that
(i) the representations and warranties of NEG, Inc. set forth in each of the Financing Documents to which it is a party are true and correct in all material respects (or in the event any such representation or warranty shall be qualified by a "Material Adverse Effect" or a materiality threshold, in all respects) on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date) and on and as of the Closing Date, and (ii) all covenants required to be performed by NEG, Inc. contained in any Financing Document to which it is a party prior to the Closing Date have been performed in all material respects.

                   (g) Financial Information, etc. (i) Such Lender shall have received copies of the most recent audited and unaudited (x) consolidated financial statements from each of the Borrower and NEG, Inc. and (y) financial statements or information from each of the FI Subsidiaries, in each case, in form and substance satisfactory to such Lender together with a certificate from the Chief Financial Officer, Chief Accounting Officer, Treasurer or other Authorized Officer of such Person, dated the Closing Date, to the effect that, to the best of such officer's knowledge, (A) such financial statements or information are true, complete and correct in all material respects and (B) there has been no material adverse change in the condition (financial or otherwise), results of operations, business, Properties, liabilities, management or prospects of such Person since the date of the most recent financial statements or information of such Person.

                   (ii) Such Lender shall have received such other financial, business and other information regarding any other Subsidiary of the Borrower as such Lender shall have reasonably requested.

                   (iii) Such Lender shall have received the Business Plan.

                   (h) Process Agent. Such Lender shall have received a copy of a letter from Corporation Service Company accepting its appointment as process agent in New York for the Borrower, LLC and NEG, Inc., in substantially the form of Exhibit D hereto.

                   (i) Legal Opinions. Such Lender shall have received original counterparts of the legal opinions of counsel to the Borrower, LLC and NEG, Inc., which legal opinions shall be dated the Closing Date, addressed to such Lender, and in form, scope and substance satisfactory to such Lender; such legal opinions shall cover substantially the same matters as were covered by the legal opinions delivered on behalf of the Borrower on the Initial Closing Date, and, in addition, shall cover matters relating to the Warrant Agreement, the Warrants issued thereunder and the Interest Reserve Account Control Agreements.

                   (j) Material Adverse Change. Since December 31, 2001, and except as disclosed in the SEC Filings by the Borrower or NEG, Inc. since December 31, 2001 but prior to the Closing Date, there shall not have occurred and be continuing any Material Adverse Change of the Borrower or of LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole.

                   (K) Fees; Expenses. Lehman Commercial Paper Inc. shall have received the fees payable to it pursuant to the Lehman Fee Letter, GECC shall have received the fees payable to it pursuant to the GECC Fee Letter, and all other fees, costs and charges due and owing to any Person under the Financing Documents on or prior to the Closing Date shall have been received by such Person. The Collateral Agent shall have received the CA Fee for payment of its services as Collateral Agent under the Financing Documents. GECC and the Administrative Agent shall have received payment of all out-of-pocket expenses payable by the Borrower to such Person (including, in its capacity as a Lender as well as an agent) pursuant to Section
9.1 (including reasonable fees and expenses and disbursements of legal counsel).

                   (l) Interest. (i) The Borrower shall have deposited in the Tranche A Interest Reserve Account an amount estimated to be sufficient to pay interest on the Tranche A Loan for the one-year period after the Closing Date and (ii) the Borrower shall have deposited in the Tranche B Interest Reserve Account an amount estimated to be sufficient to pay interest on the Tranche B Loan for the one-year period after the Closing Date. In each case, interest payable on each Loan for the one-year period following the Closing Date shall be estimated using the twelve-month Eurodollar Rate in effect on the date which is two Business Days prior to the Closing Date, plus 4.00%.

                   (m) Warrants. The Borrower shall have issued the Warrants as required by the Lehman Fee Letter.

                   (n) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to and in compliance with Section 2.2.

                   (o) Governmental Approvals, etc. (i) All Governmental Approvals and consents or approvals from any third party which under applicable Law or any agreement, contract or document are required to be obtained by the Borrower or its Subsidiaries with respect to the transactions contemplated by the Financing Documents prior to the Closing Date shall have been duly obtained and shall be final, non-appealable and in full force and effect; (ii) there shall have been no change in any applicable Law, and no issuance of any order, writ, injunction or decree of any Governmental Authority or arbitral tribunal, which, in either such case, could reasonably be expected to have a Material Adverse Effect; and (iii) there shall have been no proposed change in or modification of any applicable Law which could reasonably be expected to be enacted and which if enacted could reasonably be expected to have a Material Adverse Effect.

                   (p) Material Adverse Effect. There shall exist no circumstance, event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

                   (p) Litigation. Except as set forth on Schedule 5.6, no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, shall be pending or threatened against the transactions contemplated by the Financing Documents or any document executed in connection therewith which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and no other legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, shall be pending in respect of the Borrower, LLC, NEG, Inc. or the Significant Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Change to the Borrower, or a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole. Notwithstanding the foregoing, there shall exist no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened, which, if adversely determined, could reasonably be expected to have a material adverse effect on (i) the legality, validity or enforceability of any material provision of any Financing Document, (ii) the rights and remedies of the Collateral Agent, the Administrative Agent, any Holder or any Lender under any of the Financing Documents or (iii) the security interests provided under the Security Documents.

         (r) Solvency Certificate. On or before the Closing Date, the Borrower shall cause to be delivered to such Lender a solvency certificate from the Chief Financial Officer or Treasurer of the Borrower in form, scope and substance satisfactory to such Lender, dated the Closing Date, setting forth the conclusion that, after giving effect to the transaction contemplated by the Financing Documents and the incurrence of all the financings contemplated herein, the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis) and LLC (on a stand-alone basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay debts as they mature and become due.

         (s) No Breach. Immediately prior to and after giving effect to the transactions contemplated by the Financing Documents, except as disclosed in Part E of the Disclosure Letter, there shall exist no default or event of default under any material agreement or contract to which the Borrower, LLC, NEG, Inc. or any Significant Subsidiary is a party which would result in a Material Adverse Change to the Borrower, or a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole.

         (t) Disclosure Letter. Such Lender shall have received the Disclosure Letter.

         (u) Proceedings. All corporate and other proceedings, and all Charter Documents, other documents, instruments and other legal matters in connection with the transactions contemplated hereby and the other Financing Documents shall be satisfactory in form and substance to such Lender and such Lender shall have received such other documents, certificates and instruments relating to the Financing Documents or the transactions contemplated thereby as it shall have reasonably requested, in each case, in form and substance satisfactory to it.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         In order to induce the Administrative Agent and each Lender to enter into this Agreement, and to induce each Lender to make or continue its Loan, the Borrower makes the following representations, warranties and agreements as of the date hereof, all of which shall survive the execution and delivery of this Agreement and the Notes and the making and continuance of the Loans:

         5.1 Standing. (a) Each of the Borrower, LLC, NEG, Inc. and each Significant Subsidiary (collectively, the "Covered Parties") is a corporation, limited partnership or limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its Properties and to carry on its business as now being conducted.

         (b) Each Covered Party is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the use and ownership of its Property or the conduct of its business requires such license or qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

         5.2 Requisite Authority; Etc. Each Covered Party has all requisite power and authority to enter into the Financing Documents to which it is a party. All necessary action on the part of each Covered Party has been taken to authorize the execution and delivery of the Financing Documents to which it is a party, the performance of its obligations under such Financing Documents and the consummation of the transactions contemplated hereby and thereby. Each of the Financing Documents has been duly and validly executed and delivered by each Covered Party that is a party thereto, and constitutes valid and binding agreements of each such Covered Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in an proceeding in equity or at law).

         5.3 No Conflict. Neither the execution and delivery of the Financing Documents nor the consummation of the transactions contemplated by such Financing Documents nor compliance by any Covered Party with any of the provisions of such Financing Documents to which it is a party will (i) violate or conflict with any provision of the charter, certificate of formation, by-laws or limited liability company agreement or other governing documents of such Covered Party, or any Law, judgment, order, writ, decree or injunction applicable to such Covered Party, or (ii) except as set forth in Part F of the Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or, except for the Liens created by the Financing Documents, result in the creation of any Lien upon any of the Properties or assets of such Covered Party, under any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, permit or other instrument or obligation of which such Covered Party is a party or by which it or any of its assets are bound.

         5.4 Consents. (a) No permit, application, notice, transfer, consent, approval, order, qualification, waiver from or authorization of, or declaration, filing or registration with, any Governmental Authority or any third party is currently required to be made or obtained by any Covered Party or any of its Subsidiaries in connection with (i) the execution, delivery and performance of the Financing Documents or the consummation of the transactions contemplated by such Financing Documents, (ii) the grant by the Borrower or LLC, or the perfection and maintenance, of the Liens contemplated by the Financing Documents (including the first priority nature thereof) or (iii) the exercise by any party to the Financing Documents of any of its rights under any such Financing Document or any remedies pursuant to the Financing Documents, other than with respect to the exercise by any Holder of its right to convert the Option to Option Shares under the Option Agreement or the exercise of Warrants by any holder thereof which , in each case, may require filing under the HSR Act or with FERC or the exercise of the foreclosure rights with respect to the stock of NEG, Inc. or the LLC Interests which may require filing with FERC and certain state regulatory agencies.

         (b) No right of first refusal, preemptive right, right of first offer or other similar rights to acquire (each a "Preferential Right") are required to be complied with by any Covered Party or any of its Subsidiaries in connection with the execution, delivery or performance of the Financing Documents or the consummation of the transactions contemplated by the Financing Documents.

         5.5 Compliance with Law. Each of the Borrower and each member of the NEG Group and each Scheduled Project has been and on the Closing Date is in compliance in all material respects with all Laws, Governmental Approvals, orders, writs, injunctions or decrees or its Charter Documents applicable to or otherwise concerning such Person and such Scheduled Project.

         5.6 Litigation Claims. Except as set forth on Schedule 5.6, there are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened against the transactions contemplated by the Financing Documents or any document executed in connection therewith which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and there are no other legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person pending against the Borrower, LLC, NEG, Inc. or the Significant Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Change to the Borrower, or a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole. Notwithstanding the foregoing, there are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened, which, if adversely determined, could reasonably be expected to have a material adverse effect on (i) the legality, validity or enforceability of any material provision of any Financing Document, (ii) the rights and remedies of the Collateral Agent, the Administrative Agent, any Holder or any Lender under any of the Financing Documents or (iii) the security interests provided under the Security Documents.

         5.7 Contracts and Commitments. (a) Schedule 5.7 reflects a complete and accurate list of all material contracts, agreements or letters of intent or written understandings (including all amendments and supplements thereto) entered into by any Covered Party (collectively, the "Covered Contracts") (it being understood that any contract, agreement or letter of intent or written understanding (i) entered in the ordinary course of business of the Covered Parties, or (ii) with respect to Indebtedness of any such Covered Party that is non-recourse to such Covered Party, or (iii) requiring aggregate payments of less than $10,000,000 or (iv) with a fixed term of less than three hundred and sixty-four (364) days shall not be deemed to be a "material" contract, agreement or letter of intent or written understanding).

         (b) Except as otherwise set forth on Part E of the Disclosure Letter,
(i) each of the Covered Contracts is a valid and binding obligation of the Covered Party which is a party thereto and enforceable by the Covered Parties (as applicable) in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally; (ii) none of the Covered Parties party to any Covered Contract is in default or alleged to be in default under any Covered Contract, and no other asserted or, to the best knowledge of the Borrower, LLC and NEG, Inc., unasserted claim or dispute under any Covered Contract exists; and (iv) to the best knowledge of the Borrower, there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default, claim or dispute by the Covered Parties or, to the best knowledge of the Borrower, any other party to any such Covered Contract.

         5.8 Liens. Except as set forth on Schedule 5.8, none of the Properties of the Borrower, LLC or NEG, Inc. are subject to any Lien, other than the Liens created by this Agreement and the Security Documents.

         5.9 Insurance. All insurance policies and fidelity bonds relating to the Covered Parties and their Properties, including summary descriptions and the termination dates thereof, in force as of the date of this Agreement are set forth on Schedule 5.9. The insurance coverage provided by such policies will not terminate or lapse as a result of the transactions contemplated by this Agreement or the other Financing Documents. Except as set forth on Schedule 5.9, all such insurance policies and fidelity bonds are in the name of the Borrower, LLC, NEG, Inc. or a NEG Subsidiary (as indicated on Schedule 5.9). None of the Covered Parties or, to the best knowledge of the Borrower, any other party to any such policy or bond is in breach, violation or default (including with respect to the payment of premiums or the giving of notices), and, to the best knowledge of the Borrower, no event has occurred that, with notice or the lapse of time or both, could constitute such a breach, violation or default by the Covered Parties or any other party, or permit termination, modification or acceleration, under such policy or bond, except where any such breach, violation, default, termination, modification or acceleration could not reasonably be expected to have a Material Adverse Effect.

         5.10 Capitalization and Ownership. (a) As of the Closing Date, the Borrower and Energy NEG Corp. are the sole members of LLC, with the Borrower owning all of the Class A membership interests of the LLC, which entitle the Borrower to 100% of the economic interest in LLC, and Energy NEG Corp. owning all of the Class B membership interests of LLC, which entitle Energy NEG Corp. to vote solely on certain bankruptcy matters of LLC as provided for in the LLC Agreement. The Borrower is (and at all times prior to the Closing Date from and after January 12, 2001, was) the owner of 100% of the Class A membership interests in LLC and is (and at all times prior to the Closing Date from and after January 12, 2001, was) the indirect owner (through the Limited Liability Company Interests) of 100% of NEG, Inc. and the NEG Subsidiaries.

         (b) LLC is (and at all times prior to the Closing Date from and after January 12, 2001, was) the sole direct owner of all of the outstanding Capital Stock of NEG, Inc., free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security Documents.

         (c) NEG, Inc. is (and at all times prior to the Closing Date from and after January 1, 1999, was) the ultimate sole parent other than companies owning NEG, Inc. directly or indirectly, of all Significant Subsidiaries and other NEG Subsidiaries.

         (d) (i) All of the Limited Liability Company Interests have been duly authorized and, at the Closing Date, are and will be validly issued, free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security Documents.

         (ii) All shares of the Capital Stock of NEG, Inc. have been duly authorized and, at the Closing Date, are and will be validly issued and fully paid and nonassessable and are owned by LLC, free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security Documents.

         (e) Except as set forth in Schedule 5.10(e) and as provided under the Option Agreement and the Warrant Agreement, no Person other than a member of the NEG Group owns (i) any outstanding option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment, arrangement or understanding relating to the issuance by or purchase from the Borrower of its LLC Interests, LLC, NEG, Inc. or any Significant Subsidiary of its Equity Interests (as defined below), or (ii) any outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to LLC, NEG, Inc. or any Significant Subsidiary, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of LLC Interests or Equity Interests to which the Borrower, LLC, NEG, Inc. or any Significant Subsidiary is party.

         (f) Schedule 5.10(f) sets forth for each of the Borrower, LLC, NEG, Inc. and the NEG Subsidiaries a complete and accurate listing of (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) the percentage (and, where applicable, the amount) of capital stock, partnership interests (general and limited), membership interests or other equity interests ("Equity Interests") held directly or indirectly by the Borrower.

         5.11 Financial Statements; Absence of Certain Changes. (a) Prior to the execution of this Agreement, the Borrower has delivered to the Administrative Agent and each Lender the following financial statements, each of which has been certified by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the relevant Person specified below:

         (i) (x) the audited consolidated financial statements of the Borrower as at December 31, 2001 and (y) the unaudited consolidated financial statements of the Borrower as at March 31, 2002;

         (ii) (x) the audited financial statements of each of the FI Subsidiaries as at December 31, 2001 and (y) the unaudited financial statements of each of the FI Subsidiaries as at March 31, 2002; and

         (iii) (x) the unaudited consolidated balance sheet and income statements of NEG, Inc. as at December 31, 2001 and (y) the unaudited consolidated financial statements of NEG, Inc. as at March 31, 2002.

Any audited financial statements (the "Audited Financial Statements") described in this Section 5.11(a) (complete with any appropriate footnote disclosures) present fairly the financial position of the relevant Person as at December 31, 2001, and were prepared in accordance with U.S. GAAP, consistently applied. Any unaudited financial statements (the "Unaudited Financial

Statements") described in this Section 5.11(a) present fairly the financial position of the relevant Person as at such dates and were prepared on a management basis without accompanying notes. Such Audited Financial Statements and Unaudited Financial Statements have been prepared from the books of account and financial records of the relevant Person.

         (b) Since December 31, 2001 and except as disclosed in the SEC Filings by the Borrower or NEG, Inc. since December 31, 2001 but prior to the Closing Date, the Borrower and all members of the NEG Group have conducted their business only in the ordinary course of business, and there has not been (i) any event or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) any damage, destruction or loss, whether or not covered by insurance, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Audited Financial Statements or otherwise disclosed in writing to each Lender in the Disclosure Letter or incurred in the ordinary course of business, none of the Covered Parties or any other NEG Subsidiary has any outstanding claims, liabilities or indebtedness, contingent or otherwise.

         5.12 Taxes. (a) Each of the Covered Parties and its Subsidiaries has filed or caused to be filed with the appropriate taxing authorities all material federal, state and local tax returns ("Returns") which are required to be filed by or with respect to each such Covered Party, its Subsidiaries, or any assets thereof. The Returns accurately reflect (or will accurately reflect) all liabilities for Taxes of each such Covered Party or Subsidiary for the periods covered thereby in all material respects. All material Taxes due by or with respect to each such Covered Party or Subsidiary, or any assets thereof, whether or not shown on any Return, have been or will be timely paid in full on or prior to the Closing Date or accrued and provided for on the books and records of each such Person, as applicable, in accordance with U.S. GAAP. There is no dispute or claim concerning any liability for Taxes of each of the Covered Parties, its Subsidiaries, or any assets thereof that has been claimed or raised by any Governmental Authority, except for disputes or claims for Taxes that have been provided for on the books and records of each such Person, as applicable, in accordance with U.S. GAAP. No Return of any of the Covered Parties, their Subsidiaries, or the affiliated group of the Borrower is currently, or has been, the subject of an audit by any taxing authority and no notice of such an audit has been received, except for audits with respect to Taxes that have been provided for on the books and records of each such Covered Party and its Subsidiaries, as applicable, in accordance with U.S. GAAP. None of the Covered Parties or any of their Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes that have been provided for on the books and records of each such Covered Party and its Subsidiaries, as applicable, in accordance with U.S. GAAP.

         (b) All material Taxes which a Covered Party or any of its Subsidiaries is (or was) required by Law to withhold or collect with respect to any payments made in connection with its Property have been duly withheld or collected, and have been timely paid over to the appropriate authorities to the extent due and payable.

         5.13 Disclosure. All documents, reports or other written information pertaining to the Covered Parties or its Affiliates that have been furnished to the Lenders by or on behalf of the Covered Parties, taken as a whole, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading. There is no fact, event or circumstance that has not been disclosed to the Lenders in writing, the existence of which could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change of NEG, Inc. and the NEG Subsidiaries, taken as a whole.

         5.14 Environmental Matters. Except as set forth in Schedule 5.14, (a) each of the Borrower and the members of the NEG Group is in compliance in all material respects with all applicable Environmental Laws, (b) there is no Environmental Claim outstanding or pending against the Borrower or any member of the NEG Group or, to the best knowledge of the Borrower, threatened against the Borrower or any member of the NEG Group, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to result in a Material Adverse Change to NEG, Inc. and the NEG Subsidiaries, taken as a whole, and (c) to the best knowledge of the Borrower, LLC and NEG, Inc., none of the Covered Parties or other NEG Subsidiary has made any past or present releases, emissions, discharges or disposals of any Hazardous Material in violation of any Environmental Laws or that would give rise to any liability which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change to NEG, Inc. and the NEG Subsidiaries, taken as a whole.

         5.15 Brokers' or Finders' Fees. Except as set forth in Schedule 5.15 (as to which the Borrower is solely responsible for the payment of any such investment banker's, brokers' or finders' fee or other commission or similar fee), no agent, broker, investment banker, Person or firm acting on behalf of the Covered Parties or any of their Affiliates or under the authority of the Borrower or any of its Affiliates is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

         5.16 Certain Regulatory Matters. (a) Neither Borrower nor any Subsidiary of Borrower is a "registered holding company" or a "subsidiary company" or an "affiliate" of a "registered holding company" or a company which is required to be registered as a "holding company" as such terms are defined under PUHCA.

         (b) Each member of the NEG Group that owns assets subject to the jurisdiction of FERC pursuant to the FPA or sells power at wholesale in the United States is and at all relevant times has been either: (i) a QF; (ii) certified by FERC as an EWG, has been granted by FERC the waivers from regulation under the FPA typically granted to EWGs with market rate authority, and has been granted by FERC market rate authority without qualifications, conditions or restrictions other than those typically imposed on utility affiliates; or (iii) a power marketer which owns no physical assets used for the generation, transmission or distribution of electric energy as such terms are used in PUHCA, has been granted by FERC the waivers from regulation under the FPA typically granted to power marketers, and has been granted by FERC market rate authority without qualifications, conditions or restrictions other than those typically imposed on utility affiliates. The applications and additional information submitted in connection with the certifications for QF status, applications for EWG certification, applications for power marketer status, and applications for market rate authority were accurate and complete in all material respects when made and, as amended or supplemented from time-to-time, remained at all relevant times and currently remain accurate and complete in all respects affecting the eligibility for QF status, EWG status, power marketer status, or market rate authority as applicable, and each such FERC authorization or certification is in full force and effect.

         (c) Each member of the NEG Group (other than a QF during the period during which it was a QF) that owns assets subject to the jurisdiction of FERC pursuant to the FPA or sells power at wholesale in the United States has charged rates or provided services only pursuant to either: (i) one or more rate schedules on file with FERC; or (ii) market rate contracts in compliance with such entity's market rate authority from FERC, in each case, except such noncompliances with ongoing ministerial FERC filing requirements previously disclosed in writing to Lenders and other noncompliances which, in each case, could not reasonably be expected to affect the status of any member(s) of the NEG Group as an EWG or power marketer or have a Material Adverse Effect or result in a Material Adverse Change to NEG, Inc. or any of the NEG Subsidiaries. Each QF during the period it was a QF has sold power only in a manner consistent with its status as a QF.

         (d) Each member of the NEG Group which owns natural gas assets, sells natural gas or provides services subject to the jurisdiction of FERC pursuant to the Natural Gas Act, as amended, or the Natural Gas Policy Act of 1978, as amended, (i) has a rate schedule on file with FERC; (ii) has charged rates and provided services only pursuant to such filed rates; and (iii) has complied and complies in all material respects with the requirements of FERC orders applicable to such member of the NEG Group.

         (e) No member of the NEG Group is subject to Utility Regulation other than as set forth in Schedule 5.16(e).

         (f) Neither the Borrower nor LLC directly owns any assets subject to the jurisdiction of FERC pursuant to the FPA.

         (g) Except with respect to material licenses issued for the Brayton Point and Salem Harbor Stations for monitoring equipment used to measure coal supply, no member of the NEG Group is subject to regulation under the Atomic Energy Act of 1954.

         (h) The Borrower and each of its Subsidiaries is in material compliance with all orders of the CPUC applicable to it, including without limitation, the conditions set forth in the orders setting forth the conditions for the creation of the Borrower and any subsequent CPUC proceedings, Pacific Gas and Electric Company, 69 CPUC2nd 167 (Nov. 6, 1996), Pacific Gas and Electric Company, 194 PUR4th 1 (April 22, 1999), and all other CPUC orders purporting to apply to the Borrower or its Subsidiaries regardless of whether the CPUC had jurisdiction.

         (i) The Borrower and each of its Subsidiaries subject to Utility Regulations is in material compliance with the requirements of Utility Regulation applicable to it.

         (j) None of the Borrower or any member of the NEG Group is subject to any statute or regulation which would prohibit or require approval of the transactions contemplated under this Agreement and the other Financing Documents, including any Utility Regulation.

         5.17 Transactions With Affiliates. Except as set forth on Schedule 5.17, neither the Borrower nor any of its Subsidiaries is a party to any material contract (i) with PGE Utility on the one hand and Borrower or any member of the NEG Group on the other, or (ii) with the Borrower on the one hand and any member of the NEG Group on the other.

         5.18 Use of Proceeds. The proceeds of the Existing Tranche A Loan and the Existing Tranche B Loan were used for the purposes set forth in the Existing Credit Agreement. The proceeds of the Tranche B Loan to be made on the Closing Date by the New Tranche B Lenders will be used to fund the Tranche A Interest Reserve Account and the Tranche B Interest Reserve Account and for general corporate purposes of the Borrower and its Subsidiaries. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock. Neither the making of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.

         5.19 Compliance with ERISA. (a) Schedule 5.19 sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event (other than the commencement of the bankruptcy proceeding in 2001 by PGE Utility) has occurred; no Plan which is a multiemployer plan (as defined in
Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

         (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

         5.20 Investment Company Act. The Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby will violate any provisions of such Act or any rule, regulation or order of the SEC thereunder.

         5.21 Regulation. Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by the Financing Documents (including, without limitation, the assignment of or transfer into any trust, or any realization or foreclosure upon, any of the LLC Interests pledged under the LLC Pledge Agreement or any of the collateral pledged under the Stock Pledge Agreement, or the exercise of any right under the Option Agreement), neither any Holder nor any Lender shall be or become subject to regulation (i) as a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) under the Federal Power Act of 1920, or (iii) as a "public utility" or "public service corporation" or the equivalent under the applicable Law of any Governmental Authority, except with respect to the exercise of the foreclosure rights with respect to the stock of NEG, Inc. or the LLC Interests which may require filing with FERC and certain state regulatory agencies.

         5.22 Security Documents. The provisions of the Security Documents are effective to create, in favor of the Collateral Agent, for the benefit of the Lenders, legal, valid and enforceable Liens on or in all of the collateral intended to be covered thereby, and all necessary recordings and filings have been made in all necessary public offices and all other necessary and appropriate action has been taken so that the Liens created by each Security Document constitute perfected Liens on or in the collateral intended to be covered thereby, prior and superior to all other Liens, and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent, for the benefit of the Lenders.

         5.23 Certain Scheduled Projects. Schedule 5.23 sets forth a complete list of all projects owned directly or indirectly by the Borrower, LLC, NEG, Inc. and the NEG Subsidiaries ("Scheduled Projects") and a summary of material information with respect thereto, including the name, location, capacity and classification of each Scheduled Project as a QF, EWG or otherwise, and the equity structure, with respect to each Scheduled Project and such other information requested by the Lenders.

         5.24 Environmental Matters. (a) The Borrower, LLC, NEG, Inc. and the NEG Subsidiaries have complied and are now complying in all material respects with (i) all Environmental Laws applicable to the Scheduled Projects and (ii) the requirements of any Governmental Approvals issued under such Environmental Laws with respect to the Scheduled Projects.

         (b) Except as set forth in Schedule 5.14, there are no facts, circumstances, conditions or occurrences regarding any of the Scheduled Projects that (i) to the best knowledge of the Borrower, could reasonably be anticipated to form the basis of an Environmental Claim against such Scheduled Project, the Borrower, LLC, NEG, Inc. or any NEG Subsidiary or, to the best knowledge of the Borrower, or any other Person occupying or conducting operations on or about such Scheduled Project which if adversely determined could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change to NEG, Inc. and the NEG Subsidiaries, taken as a whole, (ii) could reasonably be anticipated to cause such Scheduled Project to be subject to any material restrictions on its ownership, occupancy, use or transferability under any Environmental Law or (iii) could be reasonably anticipated to require the filing or recording of any material notice, registration, permit or disclosure document under any Environmental Law.

         (c) Except as set forth in Schedule 5.14, there are no past, pending, or, to the best knowledge of the Borrower, threatened, Environmental Claims against the Borrower, LLC, NEG, Inc., or any of the Scheduled Projects, which if adversely determined could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change to NEG, Inc. and the NEG Subsidiaries, taken as a whole.

         (d) Hazardous Materials have not at any time been generated, used, treated, recycled, stored on, or transported to or from, or Released, deposited or disposed of on all or any portion of any Scheduled Project other than in compliance at all times with all applicable Environmental Laws, except to the extent such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a Material Adverse Change to NEG, Inc., and the NEG Subsidiaries, taken as a whole.

         (e) There are not now and, to the best knowledge of the Borrower, never have been any underground storage tanks located on the Scheduled Projects and there is no asbestos contained in, forming part of, or contaminating, any part of the Scheduled Projects, and no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the

Scheduled Projects, the existence of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change to NEG, Inc. and the NEG Subsidiaries, taken as a whole.

         5.25 Intellectual Property. Each of the Covered Parties owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and has obtained assignment of all licenses and other rights of whatsoever nature necessary for the operation of its business as currently contemplated without any conflict with the rights of others. To the best knowledge of the Borrower, no product, process, method, substance, part or other material sold or employed or presently contemplated to be sold by or employed by any of the Covered Parties in connection with its business infringes or will infringe any patent, trademark, permit, service mark, trade name, copyright, franchise, formula, license or other intellectual property right.

         5.26 No Default. No Default or Event of Default has occurred and is continuing.

         5.27 Single-Purpose Entity. LLC has not engaged in any business other than the ownership of 100% of the capital stock of NEG, Inc. LLC has established offices at 7500 Old Georgetown Road, Bethesda, MD 20814-6161, and does not have a place of business at any other location. LLC has no Indebtedness and no significant assets other than the common stock of NEG, Inc.

         5.28 Trust Indenture Act. The offering, issuance, sale and delivery of the Notes under the circumstances contemplated by this Agreement and the other Financing Documents will not require this Agreement to be qualified under the Trust Indenture Act of 1939, as amended.

         5.29 Existing Indebtedness. Part A of the Disclosure Letter sets forth a true and complete list of all agreements with respect to the Indebtedness of the Borrower and the amount thereof existing on the Closing Date which, subject to Section 7.4, is to remain outstanding after the Closing Date (the "Existing Indebtedness Agreements"). Except as set forth in Part A of the Disclosure Letter, none of the obligations of the Borrower under the Existing Indebtedness Agreements are due and payable as of the Closing Date, and there has been no demand on the Borrower, and the Borrower is not currently liable, for any payment under such Existing Indebtedness Agreements.

         5.30 Ratings Letter. Since January 19, 2001, none of NEG, Inc. or any Significant Subsidiary has knowledge of or received any notice of a downgrade of the credit rating of its long-term senior unsecured indebtedness or its being placed on "credit watch (with negative implications)" by Moody's or Standard & Poor's.

         SECTION 6. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that in the case of the covenants described below on and after the Closing Date and until the Loans and the Notes together with interest, fees and all other Obligations incurred hereunder and thereunder are paid in full (other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment):

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                                                                              33

         6.1 Information Covenants. The Borrower will, or will cause the Covered Parties to, furnish to each Lender:

         (a) Quarterly Financial Statements. Within 60 days after the close of the first three quarterly accounting periods in each fiscal year of the relevant Person specified below, (i) the consolidated balance sheets of each of (x) the Borrower and its consolidated subsidiaries and (y) NEG, Inc. and its consolidated subsidiaries, and (ii) the condensed consolidated balance sheets of the Significant Subsidiaries and their consolidated subsidiaries, as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the relevant Person, subject to normal year-end audit adjustments.

         (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the relevant Person specified below, (i) the consolidated balance sheets of each of (x) the Borrower and its consolidated subsidiaries and
(y) NEG, Inc. and its consolidated subsidiaries, and (ii) the balance sheets of each of the FI Subsidiaries as at the end of such fiscal year and in each case, the related statements of income and retained earnings and of cash flows for such fiscal year, consolidated or otherwise, as applicable, setting forth comparative figures for the preceding fiscal year and in the case of all such balance sheets certified by Deloitte & Touche LLP, or such other independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of any of (A) the Borrower and its consolidated subsidiaries, or (B) NEG, Inc. or any of its consolidated subsidiaries or (C) any of the FI Subsidiaries, as the case may be, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (iii) management's discussion and analysis of the Borrower of the important operational and financial developments during such fiscal year.

         (c) Management Letters. Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto.

         (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the Chairman of the Board, the President or Chief Financial Officer or Treasurer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

         (e) [OMITTED].

         (f) Notice of Default or Litigation, etc. Promptly, and in any event within three (3) Business Days after an officer of the Borrower or any other Covered Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default or a "Default" or "Event of Default" under the Convertible Notes Indenture, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole, (y) with respect to any Indebtedness in excess of $10,000,000 of the Borrower or any of its Subsidiaries or (z) with respect to any Financing Document, (iii) demand for satisfaction of any guaranty or other Contingent Obligations of the Borrower or any other Covered Party, and (iv) any downgrade of the credit rating of the long-term senior unsecured indebtedness of the Borrower or any other Covered Party or "credit watch (with negative implications)" by Moody's or Standard & Poor's.

         (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall receive from FERC, CPUC or SEC or file with FERC, CPUC or SEC, which could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole, or deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) and holders of their capital stock in their capacity as such.

         (h) Environmental Matters. Promptly upon, and in any event within thirty (30) days after, an officer of the Borrower or any other Covered Party obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Closing Date, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole:

         (i) any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Real Estate owned or operated or occupied by the Borrower or any of its Subsidiaries;

         (ii) any condition or occurrence on or arising from any Real Estate owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Estate;

         (iii) any condition or occurrence on any Real Estate owned or operated or occupied by the Borrower or any of its Subsidiaries that would reasonably be expected to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Estate under any Environmental Law; and

         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all material notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide each Lender, from time to time, with copies of periodic environmental audit and associated final closeout reports audited by the environmental management system of any member of the NEG Group and annual environmental compliance report prepared by any member of the NEG Group, and copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim as to which notice is required to be given pursuant to this Section 6.1(h), and such detailed reports of any such Environmental Claim as to which notice is required, as may reasonably be requested by any Lender.

         (i)  [OMITTED].


         (j) Intercompany Transaction. From time to time, such information or document with respect to any commitment, memorandum of understanding or agreement, whether in writing or not, with respect to material transactions between (i) any of the Borrower and any member of the NEG Group or (ii) between or among any of the Borrower and any member of the NEG Group, on one hand and PGE Utility and any of its Subsidiaries, on the other hand.

         (k) Certain Other Information. Concurrently therewith, any financial information provided by NEG, Inc. to its lenders, noteholders or bondholders pursuant to the terms of the credit agreement, loan agreement or other equivalent instrument.

         (l) Quarterly Meetings with Lender. At the request of the Administrative Agent, within 50 days after the close of each fiscal quarter the Borrower shall hold a meeting at a reasonable time and place selected by the Borrower and acceptable to each Lender at which meeting shall be reviewed the financial results of the previous fiscal quarter and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal quarter of the Borrower and its Subsidiaries.

         (m) Cash Reserve Certificate. At the time of delivery of the quarterly financial statements pursuant to clause (a) above, a certificate of an officer of the Borrower certifying that it is in compliance with Section 7.14(a) and setting forth in reasonable detail the calculation and the amount of cash and Cash Equivalents held by the Borrower with respect to such compliance at such time.

         (n) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request in writing.

         6.2 Books, Records and Inspections. The Borrower will, and will cause all members of the NEG Group to, keep proper books of record and account in which are made full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law. The Borrower will, and will cause the other Covered Parties to, permit officers and designated representatives of any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrower, any of the properties of the Borrower and the other Covered Parties in whomsoever's possession, and to examine the books of account of the Borrower and the other Covered Parties and discuss the affairs (including environmental matters), finances and accounts of the Borrower and the other Covered Parties with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as such Lender may request, provided, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to participate in any discussions of the Lender with any independent accountants of the Borrower.

         6.3 Maintenance of Property; Insurance. The Borrower will, and will cause all members of the NEG Group to, (a) keep all material properties and equipment used in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (b) maintain in full force and effect insurance with reputable and solvent insurance carriers on all its property in at least such amounts, against at least such risks and with such deductibles or self-insured retentions as is consistent and in accordance with industry practice and (c) furnish to each Lender, upon written request, full information as to the insurance carried. In addition to the requirements to the immediately preceding sentence, the Borrower will at all time cause insurance of the types described in Schedule 5.9 to be maintained with no less scope of coverage or greater deductibles as are described in
Schedule 5.9 unless Borrower can show that such insurance is no longer available to the Borrower at a commercially reasonable cost. Such insurance shall include physical damage insurance on all real and personal property (whether now or hereafter acquired) on an all risk basis and business interruption insurance.

         6.4 Corporate Franchises. The Borrower will, and will cause all members of the NEG Group, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business.

         6.5 Compliance with Statutes, etc. The Borrower will, and will cause all members of the NEG Group to, comply with all applicable Law, in respect of the conduct of its business and the ownership of its Property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole.

         6.6 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause all members of the NEG Group to comply, in all material respects with all Environmental Laws applicable to the operation of its business or to the ownership or use of Real Estate now or hereafter owned or operated by the Borrower and the other Covered Parties, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will undertake all reasonable efforts to keep or cause to be kept all such Real Estate free and clear of any Liens imposed pursuant to such Environmental Laws, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Material Adverse Change of LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole. The Borrower will not and will cause the other Covered Parties not to generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Estate now or hereafter owned or operated or occupied by the Borrower or any of the other Covered Parties, or transport or permit the transportation of Hazardous Materials to or from any such Real Estate except in compliance with all applicable Environmental Laws (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole) and reasonably required in connection with the operation, use and maintenance of any such Real Estate or otherwise in connection with their businesses.

         (b) At the written request of any Lender upon a reasonable belief by such Lender that the Borrower or any of its Subsidiaries has breached any representation or covenant contained herein relating to environmental matters, which request shall specify in reasonable detail the basis therefor, the Borrower will provide, at the Borrower's sole cost and expense, an environmental audit, reasonable in scope, concerning the subject matter of such representation or covenant and any Real Estate now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to such Lender, indicating (if relevant to such breach) the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Estate; provided, that such request may be made only if (i) there has occurred and is continuing a Default, (ii) such Lender reasonably believes that the Borrower or any such Real Estate is not in compliance with Environmental Law and such circumstances would reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Estate. If the Borrower fails to provide the same within a reasonable period, not to exceed 90 days, after such request was made, a Lender may order the same, and the Borrower shall grant and hereby grants to such Lender and its agents access to such Real Estate and specifically grants such Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

         6.7 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each Lender a certificate of the Chief Financial Officer or Treasurer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by such Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to each Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each Lender copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Upon the reasonable request of the Required Waiver Lenders, the Borrower will also deliver to each Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to each Lender no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary of the Borrower.

         6.8 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its, and each of the other Covered Party's, fiscal years to end on December 31 and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31.

         6.9 Payment of Taxes. The Borrower (a) will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material federal and state income and franchise taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums related thereto that have become due and payable which, if unpaid, might become a Lien not otherwise permitted hereunder, and (b) will pay and discharge, and will cause each Subsidiary to pay and discharge, all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted hereunder, provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP, and provided, further, that this
Section 6.9 shall not apply with respect to any taxes of PGE Utility or any Subsidiary of PGE Utility for which Borrower has no liability under applicable law.

         6.10 [OMITTED].

         6.11 Performance of Obligations. The Borrower will, and will cause each member of the NEG Group to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the NEG Subsidiaries taken as a whole.

         6.12 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 5.18.

         6.13 Regulatory Compliance. Borrower will take all actions and cause its Subsidiaries to take all actions reasonably required to comply in all material respects with applicable Utility Regulations and each order issued pursuant thereto; provided that, the foregoing shall not prevent Borrower or a Subsidiary from challenging the validity or effect of any Utility Regulation or order in any proceeding provided the manner of such challenge could not reasonably be expected to cause a Material Adverse Effect.

         6.14 Financial Covenant. The long-term unsecured debt obligations of NEG, Inc. shall be rated at least BBB- by Standard & Poor's or Baa3 by Moody's.

         6.15 Charter Documents. The Borrower will, and will cause LLC and the other Specified Subsidiaries to, comply with their respective Charter Documents in all material respects.

         6.16 Further Assurances; etc. The Borrower will, and will cause the other Covered Parties, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to each Lender from time to time such confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps as are necessary or desirable in order to carry out the intent, purpose, provisions of this Agreement and the other Financing Document, including any assignment or syndication by any Lender of its Loan. Furthermore, the Borrower will deliver to each Lender such opinions of counsel and other related documents as may be reasonably requested by any Lender to assure itself that this Section 6.16 has been complied with.

         6.17 Delisting. The Borrower will maintain the listing of its common stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market such that there will be at least 43 Trading Days during the first 75 calendar days following the Closing Date.

         SECTION 7. TRANCHE A NEGATIVE COVENANTS. The Borrower covenants and agrees that on and after the Closing Date and until the Loans and the Notes, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full (other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment):

         7.1 Liens. The Borrower will not, and will not permit any of the other Covered Parties to, create, incur, assume or suffer to exist any Lien upon or with respect to any Property or assets (real or personal, tangible or intangible) of the Borrower or any of the other Covered Parties, whether now owned or hereafter acquired, or sell any such Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assets (including sales of accounts receivable with recourse to the Borrower or any of the other Covered Parties), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

         (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

         (ii) Liens in respect of Property or assets of the Covered Parties imposed by law, which arise or were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', workmen's, repairmen's, warehousemen's, materialmen's and mechanics' liens, collecting bank's liens, charge back rights of depository banks for uncollected items and other similar Liens arising or incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower or the other Covered Parties and do not materially impair the use thereof in the operation of the business of the Borrower or the other Covered Parties or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) subject to Section 7.4(ii), Liens in existence on the Initial Closing Date which are listed, and the Property subject thereto described, in Schedule 7.1;

               (iv) Liens created pursuant to this Agreement and the Security Documents;

               (v) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and the other Covered Parties, taken as a whole;

               (vi) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower and the other Covered Parties, taken as a whole;

               (vii) statutory, contractual and common law landlords' liens under leases or subleases permitted by this Agreement;

               (viii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clauses (y) and (z) and other Indebtedness permitted under Section 7.4(ix) shall not exceed $25,000,000 in the aggregate;

               (ix) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

               (x) attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of the amount of $1,000,000;

               (xi) attachment or judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty (60) days;

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                                                                              42

               (xii) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of the other Covered Parties in the ordinary course of business;

               (xiii) other than by LLC, any Lien attendant to transactions described in Part I of the Business Plan; and

               (xiv) Liens on assets of the Borrower to secure Hedging Agreements entered into in the ordinary course of business by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan.

               The Borrower will not create, incur, assume or suffer to exist any Lien upon the Capital Stock of PGE Utility or any Reorganization Subsidiary.

               7.2 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any member of the NEG Group to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease, spin-off or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its Property or assets (including, without limitation, the Capital Stock of, or any substantial part of the assets of, any Reorganization Subsidiary or any member of the NEG Group), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property or assets (other than purchases or other acquisitions of inventory in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except to the extent attendant to transactions described by the Business Plan and except that:

               (i) any NEG Subsidiary may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business;

               (ii) each of the Borrower and any member of the NEG Group may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capital Lease Obligation (other than Capital Lease Obligations permitted under
         Section 7.4));

               (iii) any NEG Subsidiary may make sales or transfers of inventory, energy and related products in the ordinary course of business and consistent with past practices;

               (iv) any NEG Subsidiary may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

               (y) each of the Borrower and any member of the NEG Group may license or sublicense software, trademarks and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower, LLC, NEG, Inc. and the NEG Subsidiaries, taken as a whole;

                      (vi) each of the Borrower, LLC, NEG, Inc. or any NEG Subsidiary may transfer assets or lease to or acquire or lease assets from the Borrower, LLC, NEG, Inc. or any other NEG Subsidiary and LLC, NEG, Inc. or any NEG Subsidiary may be merged into LLC, NEG, Inc. or any other NEG Subsidiary;

                      (vii) any NEG Subsidiary may sell or otherwise dispose of additional assets, provided that (x) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by the senior management of such Person),
         (y) each such sale (other than any like-kind exchange) results in consideration at least 75% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by the senior management of the Borrower, of any other consideration), and (z) the Net Sale Proceeds therefrom shall be applied pursuant to Section 3.2;

                      (viii) subject to Section 3.2(f), each of the Borrower and any member of the NEG Group may make transfers of any proceeds of insurance resulting from any casualty or condemnation of property or assets; and

                      (ix) the Borrower may sell or otherwise dispose of any assets other than (A) assets owned by, or the Capital Stock of, any member of the NEG Group and (B) the Capital Stock of PGE Utility or the Capital Stock of, or any substantial part of the assets of, any Reorganization Subsidiary.

                      For avoidance of doubt, nothing in this Section shall prohibit the Borrower from consummating the Utility Spin-Off, the NEG Equity Transactions or any plan of reorganization permitted by Section 7.15.

                      7.3 Dividends. The Borrower will not, and will not permit any of the other Covered Parties to, authorize, declare or pay any Dividends, except that (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to LLC, NEG, Inc. or any NEG Subsidiary, (ii) NEG, Inc. may distribute a note to LLC or the Borrower, and LLC may distribute any such note to the Borrower, solely in connection with the IPO and (iii) NEG, Inc. may pay cash Dividends to any New Investor to the extent that Dividends are paid pro rata to the Borrower and such New Investor in accordance with their respective equity interests in NEG, Inc. The Borrower will not, directly or indirectly, spin-off or transfer to its shareholders, or to the shareholders of any parent of the Borrower, the Capital Stock of, or any substantial part of the assets of, any Reorganization Subsidiary or any member of the NEG Group.

                      Nothing in this Section shall prohibit (i) the Borrower or LLC from performing in full its obligations under Article VI of the Option Agreement or (ii) the Borrower from consummating the Utility Spin-Off or the NEG Equity Transactions.

                      7.4 Indebtedness. The Borrower will not, and will not permit any member of the NEG Group to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Financing Documents;

               (ii) existing Indebtedness outstanding on the Initial Closing Date and listed, with respect to the Borrower, on Part A of the Disclosure Letter and, with respect to the Covered Parties (other than the Borrower), Part B of the Disclosure Letter (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof;

               (iii) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

               (iv) Indebtedness among Borrower or any member of the NEG Group (other than LLC) and any other NEG Subsidiary from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under Sections 7.2 and 7.5;

               (v) Indebtedness of a Covered Party (other than LLC) secured by Liens permitted under Sections 7.1(i), (ii), (vii) and (viii);

               (vi) in the case of the Borrower, Specified Rated Indebtedness; provided that, after giving effect to the incurrence of such Indebtedness, the Tranche A Loan, and the other Senior Obligations that are then due and payable, shall have been paid in full;

               (vii) in the case of any member of the NEG Group (other than LLC), to the extent described by the Business Plan;

               (viii) Hedging Agreements entered into in the ordinary course of business by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan;

               (ix) other Indebtedness, provided that the aggregate amount of such other Indebtedness together with deposits permitted under sub-clauses (y) and (z) of Section 7.1(viii) shall not exceed the amount set forth in Section 7.1(viii); and

               (x) Indebtedness of the Borrower in respect of the Convertible Notes in an aggregate principal amount not to exceed $280,000,000.

               7.5 Advances, Investments and Loans. The Borrower will not, and will not permit any member of the NEG Group to, directly or indirectly, lend money or credit or make advances to any other Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted; provided that, other than in the case of clauses (v) and
         (vi) below, no Default or Event of Default shall have occurred and be continuing or would result therefrom:

               (i) the Borrower and the other Covered Parties may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such other Covered Parties;

               (ii) the Borrower and the other Covered Parties may acquire and hold cash and Cash Equivalents;

               (iii) the Borrower and the other Covered Parties may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (iv) any Investment by a Covered Party (other than LLC) to the extent described by the Business Plan;

               (v) any Investment by the Borrower in PGE Utility if the Borrower reasonably determines that such Investment is required by applicable Law;

               (vi) any Investment by the Borrower in PGE Utility if the Borrower reasonably determines that such Investment is required by the Holding Company Conditions;

               (vii) loans and advances by the Covered Parties (other than LLC) to their respective directors, officers and employees in a principal amount not exceeding the amount of $100,000, on an individual basis, and $1,000,000, on an aggregate basis, at any one time outstanding;

               (viii) any NEG Subsidiary and NEG, Inc. may distribute a note to LLC or the Borrower, and LLC may distribute any such note to the Borrower, solely in connection with the IPO;

               (ix) any Investment made by any of LLC, NEG, Inc. or any NEG Subsidiary pursuant to Section 3.2(b)(iii), 3.2(c)(B)(iii), 3.2(e)(A)(iii) or 3.2(f)(ii);

               (x) any Investment made by the Borrower or any member of the NEG Group in a wholly-owned Subsidiary;

               (xi)   in addition to the Investments permitted by clauses
         (i)-(x) above, the Borrower may make other Investments for operations of the Borrower or its Subsidiaries not otherwise related to PGE Utility or any of its Subsidiaries in an amount not to exceed $10,000,000 in the aggregate for any fiscal year; and

               (xii) any Investment in a Hedging Agreement entered into by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan.

Notwithstanding anything provided herein or in the Business Plan to the contrary, (A) no investment may be made by the Borrower or any member of the NEG Group in the nuclear generation business and (B) the Borrower may consummate the Utility Spin-Off and the NEG Equity Transactions.

         7.6 Transactions with Affiliates. Except as disclosed on Schedule 5.17, the Borrower will not, and will not permit any member of the NEG Group and any other NEG Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than (a) in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except for provision of cash, credit or other financial assistance or support by the Borrower or any member of the NEG Group to PGE Utility or any of its Subsidiaries (unless such assistance or support is made to the extent provided in the Business Plan), (b) as reasonably determined by the Borrower that such transaction is required by applicable Law or the Holding Company Conditions, (c) among the Borrower and the other Covered Parties and any other NEG Subsidiaries and among the NEG Group, (d) any other transactions with Affiliates provided at cost where the difference between the arms-length price and cost is less than $5,000,000 in the aggregate, (e) the payment of reasonable and customary fees and reimbursements of expenses payable to directors of any member of the NEG Group, (f) the employment arrangements with respect to the procurement of services of directors, officers and employees of any member of the NEG Group in the ordinary course of business and payment of reasonable and customary fees in connection therewith, (g) the consummation of the Utility Spin-Off and the NEG Equity Transactions, or (h) transactions expressly permitted under Section 7.3 or Section 7.5.

         7.7 Capital Expenditures. The Borrower will not, and will not permit any member of the NEG Group to, make any Capital Expenditures, except to the extent (a) the Borrower reasonably determines that such Capital Expenditures by the Borrower in PGE Utility is required by applicable Law, (b) the Borrower reasonably determines that such Capital Expenditures by the Borrower in PGE Utility is required by the Holding Company Conditions, (c) that such Capital Expenditures are made by a Covered Party (other than LLC) attendant to transactions described by the Business Plan, (d) related to Investment made by any of LLC, NEG, Inc. or any NEG Subsidiary pursuant to Section 3.2(b)(iii), 3.2(c)(B)(iii), 3.2(e)(A)(iii) or 3.2(f)(ii) or (e) provided in the cash-flow forecast of the Borrower attached to the solvency certificate of the Borrower delivered on the Closing Date.

         7.8 Limitations on Liens on Collateral; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of the Covered Parties and the Specified Subsidiaries to:

         (i)  create or suffer to exist any Lien on any of the Collateral;

         (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness Agreements which could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the NEG Subsidiaries, taken as a whole;

         (iii) except as provided in the Business Plan with respect to the IPO or the Spin-Off of NEG, Inc., (w) except to the extent it would not cause an adverse effect on any Lender, amend, modify or change any material provision of its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or (x) amend, modify or change any agreement entered into by it with respect to its capital stock or other equity interests (including any shareholders' agreement), or (y) enter into any new agreement with respect to its capital stock or other equity interests or
      (z) amend the Business Plan;

         (iv) terminate, cancel or suspend any license, contract or material franchise agreements which would result in a Material Adverse Effect or a Material Adverse Change to LLC, NEG, Inc. and the NEG Subsidiaries, taken as a whole; or

         (v) except as a part of the NEG Equity Transactions, create any Subsidiary of the Borrower which will be a direct or indirect parent of LLC or create any Subsidiary of LLC which will be a direct or indirect parent of NEG, Inc. or create any Subsidiary of NEG, Inc. which would own, directly or indirectly, all or substantially all of the assets or shares of the NEG Subsidiaries.

         7.9 Limitation on Issuance of Capital Stock. (a) Except as otherwise permitted by Sections 7.3 and 7.5, or to the extent attendant to transactions described by the Business Plan, the Borrower will not permit any of the Covered Parties (other than the Borrower) to issue (i) any participating preferred stock or other participating preferred equity interests or preferred stock or other preferred equity interests convertible to common stock or common equity interest or (ii) any redeemable common stock or other redeemable common equity interest other than common stock or other redeemable common equity interest that is redeemable at the sole option of the Borrower or such Covered Party, as the case may be.

         (b) Except as otherwise permitted by Sections 7.3 and 7.5, and except as a part of the NEG Equity Transactions, the Borrower will not permit any of the Covered Parties (other than the Borrower) to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options (other than the Option) or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (other than LLC) (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of any of the Covered Parties in any class of the capital stock or other equity interests of such other Covered Parties, (iii) pursuant to employee stock option plans, (iv) to the extent the Borrower reasonably determines that such issuance is required by applicable Law, or (v) to the extent attendant to transactions described by the Business Plan.

         7.10 Business. The Borrower will not, and will not permit any of the other Covered Parties to, engage in any business other than the current businesses engaged in by the Borrower and the other Covered Parties as of the date hereof or to the extent within the scope of business described by the Business Plan.

         7.11 Regulatory Compliance. The Borrower will not take any actions or allow any of its Subsidiaries to take any action which would materially violate any applicable Utility Regulations or order issued pursuant thereto; provided that, the foregoing shall not prevent the Borrower or a Subsidiary from challenging the validity or effect of any Utility Regulation or order in any proceeding provided the manner of such challenge could not reasonably be expected to cause a Material Adverse Effect. The Borrower will not take any actions or allow any of its Subsidiaries to take any actions that would prevent Borrower from reaffirming the representations of Sections 5.16(b), (c), (d), (e) and (g) as of any date prior to repayment of the Loans in full.

         7.12 [OMITTED].

         7.13 Limitation on Optional Payments and Modifications of Convertible Notes. The Borrower will not (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Convertible Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Convertible Notes or the Convertible Notes Indenture (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee),
(c) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for the purposes of the Convertible Notes Indenture or (d) make any cash payment in respect of interest on the Convertible Notes (i) during any Convertible Notes Blockage Period or (ii) at any time when, after giving effect to such interest payment, the aggregate amount of cash and Cash Equivalents held by the Borrower in its own name (including, without limitation, any cash and Cash Equivalents held in any Interest Reserve Account) would be less than an amount that is 5 percentage points greater than the amount required from time to time under Section 7.14(a).

         7.14 Cash Reserve; Interest Reserve Amounts. (a) The Borrower will not
(i) at any time commencing on March 2, 2002 and until and including the earlier of (x) repayment in full of the Loans and (y) (A) March 2, 2003 or (B) if the Date Certain to occur on March 2, 2003 is extended, March 2, 2004, permit the aggregate amount of cash and Cash Equivalents held by it in its own name (including, without limitation, any cash and Cash Equivalents held in any Interest Reserve Account) to be an amount less than 15% of the then-outstanding aggregate principal amount of the Loans and the Convertible Notes and (ii) at any time after the extension of the Date Certain pursuant to Section 2.9(b) and until the Loans are repaid in full, permit the aggregate amount of cash and Cash Equivalents held by it in its own name (including, without limitation, any cash and Cash Equivalents held in any Interest Reserve Account) to be an amount less than 10% of the then-outstanding aggregate principal amount of the Loans and the Convertible Notes.

         (b) The Borrower will not permit the aggregate amount of cash and Cash Equivalents held in (i) the Tranche A Interest Reserve Account on any Interest Payment Date in respect of the Tranche A Loan, or any Interest Payment Date in respect of the Tranche B Loan that occurs more than 30 days after the immediately preceding Interest Payment Date in respect of the Tranche A Loan, to be less than the amount of interest payable on the Tranche A Loan during the one-year period following such Interest Payment Date or (ii) the Tranche B Interest Reserve Account on any Interest Payment Date to be less than the amount of interest payable on the Tranche B Loan during the one-year period following such Interest Payment Date (such interest amount, in each case, to be estimated using a rate per annum equal to the twelve-month Eurodollar Rate in effect two Business Days prior to such Interest Payment Date, plus 4.00%).

         7.15 Plan of Reorganization. The Borrower will not propose or consent to a plan of reorganization in respect of PGE Utility that provides for a spin-off or any distribution, transfer or disposal of assets other than one which is substantially consistent with Annex B; provided, that this Section 7.15 shall not prohibit the Borrower from proposing or consenting to any plan of reorganization in respect of PGE Utility that does not involve a spin-off by, or any distribution, transfer or disposal of assets of, the Borrower or any of its Subsidiaries (other than any spin-off or distribution, transfer or disposal of assets by any Person that receives fair value for the assets so disposed); and provided, further, that, immediately prior to, and upon consummation of, any transaction pursuant to any such plan of reorganization, no Default or Event of Default shall have occurred or be continuing. For avoidance of doubt, any transaction or series of transactions involving the disposition of any Reorganization Subsidiary or any assets that would constitute a Reorganization Subsidiary and the subsequent spin-off of PGE Utility along with the proceeds of such disposition would not be substantially consistent with Annex B and would be prohibited by this Section.

         7.16 FMV Ratio. The Borrower will not permit the ratio of the Fair Market Value of NEG, Inc. to the aggregate amount of principal then outstanding under the Loans (the "Required FMV Ratio") to be less than 2.00:1. The Required FMV Ratio may be determined in accordance with the procedure set forth in
Section 9.26 at any time at the request of the Majority Tranche A Lenders (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Majority Tranche B Lenders) (at the expense of each such requesting Lender, ratably based upon the amount of the Loans held by such Lender) by delivering a notice to the Borrower no more frequently than once per fiscal quarter of the Borrower.

         SECTION 7A. TRANCHE B NEGATIVE COVENANTS.

         The Borrower covenants and agrees that on and after the Closing Date and until the Tranche A Loan and the related Notes, together with interest, fees and all other obligations incurred hereunder and thereunder owing to the Tranche A Lender, are paid in full (other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment):

         7A.1. Liens. The Borrower will not, and will not permit any of the other Covered Parties to, create, incur, assume or suffer to exist any Lien upon or with respect to any Property or assets (real or personal, tangible or intangible) of the Borrower or any of the other Covered Parties, whether now owned or hereafter acquired, or sell any such Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assets (including sales of accounts receivable with recourse to the Borrower or any of the other

Covered Parties), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 7A.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

                  (ii) Liens in respect of Property or assets of the Covered Parties imposed by law, which arise or were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', workmen's, repairmen's, warehousemen's, materialmen's and mechanics' liens, collecting bank's liens, charge back rights of depository banks for uncollected items and other similar Liens arising or incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower or the other Covered Parties and do not materially impair the use thereof in the operation of the business of the Borrower or the other Covered Parties or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) subject to Section 7A.4(ii), Liens in existence on the Initial Closing Date which are listed, and the Property subject thereto described, in Schedule 7.1;

                  (iv) Liens created pursuant to this Agreement and the Security Documents;

                  (v) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and the other Covered Parties, taken as a whole;

                  (vi) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower and the other Covered Parties, taken as a whole;

                  (vii) statutory, contractual and common law landlords' liens under leases or subleases permitted by this Agreement;

                  (viii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts,

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                                                                              51

         performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clauses
         (y) and (z) and other Indebtedness permitted under Section 7A.4(ix) shall not exceed $25,000,000 in the aggregate;

                  (ix) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                  (x) attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of the amount of $1,000,000;

                  (xi) attachment or judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty (60) days;

                  (xii) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of the other Covered Parties in the ordinary course of business;

                  (xiii) other than by LLC, any Lien attendant to transactions described in Part I of the Business Plan; and

                  (xiv) Liens on assets of the Borrower to secure Hedging Agreements entered into in the ordinary course of business by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan.

                  The Borrower will not create, incur, assume or suffer to exist any Lien upon the Capital Stock of PGE Utility or any Reorganization Subsidiary.

                  7A.2. Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any member of the NEG Group to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease, spin-off or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its Property or assets (including, without limitation, the Capital Stock, or any substantial part of the assets of, any Reorganization Subsidiary or any member of the NEG Group), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property or assets (other than purchases or other acquisitions of inventory in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except to the extent attendant to transactions described by the Business Plan and except that:

                  (i) any NEG Subsidiary may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business;

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                                                                              52

                  (ii) each of the Borrower and any member of the NEG Group may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capital Lease Obligation (other than Capital Lease Obligations permitted under
         Section 7A.4));

                  (iii) any NEG Subsidiary may make sales or transfers of inventory, energy and related products in the ordinary course of business and consistent with past practices;

                  (iv) any NEG Subsidiary may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (v) each of the Borrower and any member of the NEG Group may license or sublicense software, trademarks and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower, LLC, NEG, Inc. and the NEG Subsidiaries, taken as a whole;

                  (vi) each of the Borrower, LLC, NEG, Inc. or any NEG Subsidiary may transfer assets or lease to or acquire or lease assets from the Borrower, LLC, NEG, Inc. or any other NEG Subsidiary and LLC, NEG, Inc. or any NEG Subsidiary may be merged into LLC, NEG, Inc. or any other NEG Subsidiary;

                  (vii) any NEG Subsidiary may sell or otherwise dispose of additional assets, provided that (x) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by the senior management of such Person),
         (y) each such sale (other than any like-kind exchange) results in consideration at least 75% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by the senior management of the Borrower, of any other consideration), and (z) the Net Sale Proceeds therefrom shall be applied pursuant to Section 3.2;

                  (viii) subject to Section 3.2(f), each of the Borrower and any member of the NEG Group may make transfers of any proceeds of insurance resulting from any casualty or condemnation of property or assets; and

                  (ix) the Borrower may sell or otherwise dispose of any assets other than (A) assets owned by, or the Capital Stock of, any member of the NEG Group and (B) the Capital Stock of PGE Utility or the Capital Stock of, or any substantial part of the assets of, any Reorganization Subsidiary.

                  For avoidance of doubt, nothing in this Section shall prohibit the Borrower from consummating the Utility Spin-Off, the NEG Equity Transactions or any plan of reorganization permitted by Section 7A.15.

                  7A.3. Dividends. The Borrower will not, and will not permit any of the other Covered Parties to, authorize, declare or pay any Dividends, except that (i) any Subsidiary of the

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                                                                              53

Borrower may pay cash Dividends to the Borrower or to LLC, NEG, Inc. or any NEG Subsidiary, (ii) NEG, Inc. may distribute a note to LLC or the Borrower, and LLC may distribute any such note to the Borrower, solely in connection with the IPO and (iii) NEG, Inc. may pay cash Dividends to any New Investor to the extent that Dividends are paid pro rata to the Borrower and such New Investor in accordance with their respective equity interests in NEG, Inc. The Borrower will not, directly or indirectly, spin-off or transfer to its shareholders, or to the shareholders of any parent of the Borrower, the Capital Stock of, or any substantial part of the assets of, any Reorganization Subsidiary or any member of the NEG Group.

                  Nothing in this Section shall prohibit (i) the Borrower or LLC from performing in full its obligations under Article VI of the Option Agreement or (ii) the Borrower from consummating the Utility Spin-Off or the NEG Equity Transactions.

                  7A.4. Indebtedness. The Borrower will not, and will not permit any member of the NEG Group to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Financing Documents;

                  (ii) existing Indebtedness outstanding on the Initial Closing Date and listed, with respect to the Borrower, on Part A of the Disclosure Letter and, with respect to the Covered Parties (other than the Borrower), Part B of the Disclosure Letter (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (iii) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

                  (iv) Indebtedness among Borrower or any member of the NEG Group (other than LLC) and any other NEG Subsidiary from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under Sections 7A.2 and 7A.5;

                  (v) Indebtedness of a Covered Party (other than LLC) secured by Liens permitted under Sections 7A.1(i), (ii), (vii) and
         (viii);

                  (vi) in the case of the Borrower, Specified Rated Indebtedness; provided that, after giving effect to the incurrence of such Indebtedness, the Tranche A Loan, and the other Senior Obligations that are then due and payable, shall have been paid in full;

                  (vii) in the case of any member of the NEG Group (other than LLC), to the extent described by the Business Plan;

                  (viii) Hedging Agreements entered into in the ordinary course of business by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan;

                  (ix) other Indebtedness, provided that the aggregate amount of such other Indebtedness together with deposits permitted under sub-clauses (y) and (z) of Section 7A.1(viii) shall not exceed the amount set forth in Section 7A.1(viii); and

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                                                                              54

                  (x) Indebtedness of the Borrower in respect of the Convertible Notes in an aggregate principal amount not to exceed $280,000,000.

                  7A.5. Advances, Investments and Loans. The Borrower will not, and will not permit any member of the NEG Group to, directly or indirectly, lend money or credit or make advances to any other Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted; provided that, other than in the case of clauses (v) and (vi) below, no Default or Event of Default shall have occurred and be continuing or would result therefrom:

                  (i) the Borrower and the other Covered Parties may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such other Covered Parties;

                  (ii) the Borrower and the other Covered Parties may acquire and hold cash and Cash Equivalents;

                  (iii) Borrower and the other Covered Parties may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) any Investment by a Covered Party (other than LLC) to the extent described by the Business Plan;

                  (v) any Investment by the Borrower in PGE Utility if the Borrower reasonably determines that such Investment is required by applicable Law;

                  (vi) any Investment by the Borrower in PGE Utility if the Borrower reasonably determines that such Investment is required by the Holding Company Conditions;

                  (vii) loans and advances by the Covered Parties (other than LLC) to their respective directors, officers and employees in a principal amount not exceeding the amount of $100,000, on an individual basis, and $1,000,000, on an aggregate basis, at any one time outstanding;

                  (viii) any NEG Subsidiary and NEG, Inc. may distribute a note to LLC or the Borrower, and LLC may distribute any such note to the Borrower, solely in connection with the IPO;

                  (ix) any Investment made by any of LLC, NEG, Inc. or any NEG Subsidiary pursuant to Section 3.2(b)(iii), 3.2(c)(B)(iii), 3.2(e)(A)(iii) or 3.2(f)(ii);

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                                                                              55

                  (x) any Investment made by the Borrower or any member of the NEG Group in a wholly-owned Subsidiary;

                  (xi)   in addition to the Investments permitted by clauses
         (i)-(x) above, the Borrower may make other Investments for operations of the Borrower or its Subsidiaries not otherwise related to PGE Utility or any of its Subsidiaries in an amount not to exceed $10,000,000 in the aggregate for any fiscal year; and

                  (xii) any Investment in a Hedging Agreement entered into by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan.

Notwithstanding anything provided herein or in the Business Plan to the contrary, (A) no investment may be made by the Borrower or any member of the NEG Group in the nuclear generation business and (B) the Borrower may consummate the Utility Spin-Off and the NEG Equity Transactions.

                  7A.6.  Transactions with Affiliates. Except as disclosed on
Schedule 5.17, the Borrower will not, and will not permit any member of the NEG Group and any other NEG Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than (a) in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except for provision of cash, credit or other financial assistance or support by the Borrower or any member of the NEG Group to PGE Utility or any of its Subsidiaries (unless such assistance or support is made to the extent provided in the Business Plan), (b) as reasonably determined by the Borrower that such transaction is required by applicable Law or the Holding Company Conditions, (c) among the Borrower and the other Covered Parties and any other NEG Subsidiaries and among the NEG Group, (d) any other transactions with Affiliates provided at cost where the difference between the arms-length price and cost is less than $5,000,000 in the aggregate, (e) the payment of reasonable and customary fees and reimbursements of expenses payable to directors of any member of the NEG Group, (f) the employment arrangements with respect to the procurement of services of directors, officers and employees of any member of the NEG Group in the ordinary course of business and payment of reasonable and customary fees in connection therewith, (g) the consummation of the Utility Spin-Off and the NEG Equity Transactions, or (h) transactions expressly permitted under Section 7A.3 or Section 7A.5.

                  7A.7. Capital Expenditures. The Borrower will not, and will not permit any member of the NEG Group to, make any Capital Expenditures, except to the extent (a) the Borrower reasonably determines that such Capital Expenditures by the Borrower in PGE Utility is required by applicable Law, (b) the Borrower reasonably determines that such Capital Expenditures by the Borrower in PGE Utility is required by the Holding Company Conditions, (c) that such Capital Expenditures are made by a Covered Party (other than LLC) attendant to transactions described by the Business Plan, (d) related to Investment made by any of LLC, NEG, Inc. or any NEG Subsidiary pursuant to Section 3.2(b)(iii), 3.2(c)(B)(iii), 3.2(e)(A)(iii) or 3.2(f)(ii) or (e) provided in the cash-flow forecast of the Borrower attached to the solvency certificate of the Borrower delivered on the Closing Date.

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                                                                              56

                  7A.8. Limitations on Liens on Collateral; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of the Covered Parties and the Specified Subsidiaries to:

                  (i) create or suffer to exist any Lien on any of the Collateral;

                  (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness Agreements which could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to LLC, NEG, Inc. and the NEG Subsidiaries, taken as a whole;

                  (iii) except as provided in the Business Plan with respect to the IPO or the Spin-Off of NEG, Inc., (w) except to the extent it would not cause an adverse effect on any Lender, amend, modify or change any material provision of its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or (x) amend, modify or change any agreement entered into by it with respect to its capital stock or other equity interests (including any shareholders' agreement), or (y) enter into any new agreement with respect to its capital stock or other equity interests or (z) amend the Business Plan;

                  (iv) terminate, cancel or suspend any license, contract or material franchise agreements which would result in a Material Adverse Effect or a Material Adverse Change to LLC, NEG, Inc. and the NEG Subsidiaries, taken as a whole; or

                  (v) except as a part of the NEG Equity Transactions, create any Subsidiary of the Borrower which will be a direct or indirect parent of LLC or create any Subsidiary of LLC which will be a direct or indirect parent of NEG, Inc. or create any Subsidiary of NEG, Inc. which would own, directly or indirectly, all or substantially all of the assets or shares of the NEG Subsidiaries.

                  7A.9. Limitation on Issuance of Capital Stock. (a) Except as otherwise permitted by Sections 7.3 and 7.5 or to the extent attendant to transactions described by the Business Plan, the Borrower will not permit any of the Covered Parties (other than the Borrower) to issue (i) any participating preferred stock or other participating preferred equity interests or preferred stock or other preferred equity interests convertible to common stock or common equity interest or (ii) any redeemable common stock or other redeemable common equity interest other than common stock or other redeemable common equity interest that is redeemable at the sole option of the Borrower or such Covered Party, as the case may be.

                  (b) Except as otherwise permitted by Sections 7.3 and 7.5, and except as a part of the NEG Equity Transactions, the Borrower will not permit any of the Covered Parties (other than the Borrower) to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options (other than the Option) or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (other than LLC) (i) for transfers

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                                                                              57

and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of any of the Covered Parties in any class of the capital stock or other equity interests of such other Covered Parties, (iii) pursuant to employee stock option plans, (iv) to the extent the Borrower reasonably determines that such issuance is required by applicable Law, or (v) to the extent attendant to transactions described by the Business Plan.

                  7A.10. Business. The Borrower will not, and will not permit any of the other Covered Parties to, engage in any business other than the current businesses engaged in by the Borrower and the other Covered Parties as of the date hereof or to the extent within the scope of business described by the Business Plan.

                  7A.11. Regulatory Compliance. The Borrower will not take any actions or allow any of its Subsidiaries to take any action which would materially violate any applicable Utility Regulations or order issued pursuant thereto; provided that, the foregoing shall not prevent the Borrower or a Subsidiary from challenging the validity or effect of any Utility Regulation or order in any proceeding provided the manner of such challenge could not reasonably be expected to cause a Material Adverse Effect. The Borrower will not take any actions or allow any of its Subsidiaries to take any actions that would prevent Borrower from reaffirming the representations of Sections 5.16(b), (c),
(d), (e) and (g) as of any date prior to repayment of the Loans in full.

                  7A.12. [OMITTED].

                  7A.13. Limitation on Optional Payments and Modifications of Convertible Notes. The Borrower will not (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Convertible Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Convertible Notes or the Convertible Notes Indenture (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for the purposes of the Convertible Notes Indenture or
(d) make any cash payment in respect of interest on the Convertible Notes (i) during any Convertible Notes Blockage Period or (ii) at any time when, after giving effect to such interest payment, the aggregate amount of cash and Cash Equivalents held by the Borrower in its own name (including, without limitation, any cash and Cash Equivalents held in any Interest Reserve Account) would be less than an amount that is 5 percentage points greater than the amount required from time to time under Section 7.14(a).

                  7A.14. Interest Reserve Account. The Borrower will not permit the aggregate amount of cash and Cash Equivalents held in the Tranche B Interest Reserve Account on any Interest Payment Date to be less than the amount of interest on the Tranche B Loan during the one-year period following such Interest Payment Date (such interest amount to be estimated

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                                                                              58

using a rate per annum equal to the twelve-month Eurodollar Rate in effect two Business Days prior to such Interest Payment Date, plus 4.00%).

                  7A.15. Plan of Reorganization. The Borrower will not propose or consent to a plan of reorganization in respect of PGE Utility that provides for a spin-off or any distribution, transfer or disposal of assets other than one which is substantially consistent with Annex B; provided, that this Section 7A.15 shall not prohibit the Borrower from proposing or consenting to any plan of reorganization in respect of PGE Utility that does not involve a spin-off by, or any distribution, transfer or disposal of assets of, the Borrower or any of its Subsidiaries (other than any spin-off or distribution, transfer or disposal of assets by any Person that receives fair value for the assets so disposed); and provided, further, that, immediately prior to, and upon consummation of, any transaction pursuant to any such plan of reorganization, no Default or Event of Default shall have occurred or be continuing. For avoidance of doubt, any transaction or series of transactions involving the disposition of any Reorganization Subsidiary or any assets that would constitute a Reorganization Subsidiary and the subsequent spin-off of PGE Utility along with the proceeds of such disposition would not be substantially consistent with Annex B and would be prohibited by this Section.

                  7A.16 FMV Ratio. The Borrower will not permit the Required FMV Ratio to be less than 1.75:1. The Required FMV Ratio may be determined in accordance with the procedure set forth in Section 9.26 at any time at the request of the Majority Tranche B Lenders (at the expense of each such requesting Tranche B Lender, ratably based upon the amount of the Tranche B Loan held by such Tranche B Lender) by delivering a notice to the Borrower no more frequently than once per fiscal quarter of the Borrower.

                  SECTION 8. TRANCHE A EVENTS OF DEFAULT AND REMEDIES.

                  8.1 Events of Default. The occurrence of any of the following events or circumstances shall constitute a "Tranche A Event of Default" (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, a "Tranche B Event of Default") hereunder:

                  (a) The Borrower shall (i) default in the payment when due of any principal of any Tranche A Loan (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, any Tranche B Loan) or any related Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or any fees or any other amounts owing hereunder or under any other Financing Document; or

                  (b) Any representation, warranty or statement made or deemed made by the Borrower or any other Covered Party herein or in any other Financing Document or in the Disclosure Letter or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) The Borrower or any of the other Covered Parties shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6

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                                                                              59

(other than Sections 6.1 and 6.2) or Section 7; provided, however that a Default under Section 7.16 shall not constitute an Event of Default hereunder unless such Default shall continue unremedied for sixty (60) days and the Appraiser, at the Majority Tranche A Lenders' (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Majority Tranche B Lenders') request, again reaffirms that the Required FMV Ratio is below 2.00:1 after such sixty (60) day period or (ii) except as set forth in clause (iii) and Section 8.1(g), default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Financing Document (other than those set forth in clauses (a) and (b) of this Section 8.1) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by any Lender or (iii) default in the due performance or observance by it of any term, covenant or agreement contained in the Option Agreement; or

                  (d) (i) Any of the Covered Parties shall default in any payment of any Indebtedness when due, or (ii) any of the Covered Parties shall default in the observance or performance of any agreement or condition relating to any Indebtedness or any other event or condition shall occur or exist, the effect of which event or condition is to cause, or permit the holder or holders of such Indebtedness to cause any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness of any of the Covered Parties shall be declared to be (or shall become) due and payable, or required to be prepaid other than by regularly scheduled prepayment, prior to the stated maturity thereof, provided it shall not be a Default or an Event of Default under this clause (d) unless the aggregate principal amount of all Indebtedness as described in preceding subclauses (i), (ii) and (iii) is at least $100,000,000; or

                  (e) The Borrower or any of the other Covered Parties shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of the other Covered Parties, and the petition is not controverted within 10 days, or is not dismissed within 45 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of the other Covered Parties; or the Borrower or any of the other Covered Parties commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of the other Covered Parties; or there is commenced against the Borrower or any of the other Covered Parties any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of the other Covered Parties is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of the other Covered Parties suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 45 days; or the Borrower or any of the other Covered Parties makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of the other Covered Parties for the purpose of effecting any of the foregoing; or

                  (f) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver

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                                                                              60

of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, ..65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of
Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (g) Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent and each Lender, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent and each Lender, superior to and prior to the rights of all third Persons and subject to no other Liens), or any Covered Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any other Covered Party involving in the aggregate for the Borrower and the other Covered Parties a liability (not paid or fully covered by a reputable and solvent insurance company) of $100,000,000 or more and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; or

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                                                                              61

                  (i) Any final and non-appealable order shall be issued by FERC, CPUC or other Governmental Authority that could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to the Borrower, LLC, or NEG, Inc. and the Significant Subsidiaries, taken as a whole; or

                  (j) The Required FMV Ratio is below 1.25:1 on any date; or

                  (k) The Option Agreement shall cease to be in full force and effect or shall cease to give the Holders the rights, powers and privileges purported to be created thereby; or

                  (l) The Convertible Notes shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Convertible Notes Indenture, or the Borrower, any of its Subsidiaries, the trustee under the Convertible Notes Indenture or any holder of $70,000,000 or more of the Convertible Notes shall so assert in writing and such assertion shall not have been withdrawn, rescinded or otherwise retracted in writing within 15 days thereof; or

                  (m) The Tranche B Loan shall cease, for any reason, to be validly subordinated to the Senior Obligations as provided in the Intercreditor Agreement, or the Borrower, any of its Subsidiaries or any holder of $105,000,000 or more of the Tranche B Loan shall so assert in writing and such assertion shall not have been withdrawn, rescinded or otherwise retracted in writing within 15 days thereof.

                  8.2 Acceleration. (a) If an Event of Default specified in
Section 8.1(e) with respect to the Borrower shall occur, automatically the Tranche A Loan (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Tranche B
Loan) (with accrued interest thereon) and all other amounts owing under the Financing Documents shall immediately become due and payable.

                  (b) If any Event of Default (other than an Event of Default referred to in Section 8.1(e) with respect to the Borrower) shall occur, then the Administrative Agent (acting upon the instructions of the Majority Tranche A Lenders (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Majority Tranche B Lenders)) may by notice to the Borrower declare the Tranche A Loan (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Tranche B Loan), all accrued and unpaid interest thereon and all other amounts owing to the Tranche A Lender (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Tranche B Lender) under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable.

                  (c) Except as expressly provided above in this Section 8.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

                  8.3 Other Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent (acting upon the instructions of the Majority Tranche A Lenders (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Majority Tranche B Lenders)) may exercise any

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                                                                              62

or all rights and remedies at law or in equity (in any combination or order that the Administrative Agent (acting upon the instructions of the Majority Tranche A Lenders (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, the Majority Tranche B Lenders)) may elect), including without limitation or prejudice to any Tranche A Lender's (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, any Tranche B Lender's) other rights and remedies, any and all rights and remedies available under any of the Financing Documents; provided that any Tranche A Lender (or, at any time after the Tranche A Loan, and the other Senior Obligations that are then due and payable, have been paid in full, any Tranche B Lender) may exercise any or all rights and remedies at law or in equity as provided hereunder upon the occurrence and during the continuation of an Event of Default described in Section 8.1(a) or 8.1(e) above.

                  SECTION 8A.  TRANCHE B EVENTS OF DEFAULT AND REMEDIES.

                  8A.1. Events of Default. The occurrence of any of the following events or circumstances at any time prior to the repayment in full of the Tranche A Loan shall constitute a "Tranche B Event of Default" hereunder:

                  (a) The Borrower shall (i) default in the payment when due of any principal of any Tranche B Loan or any related Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or any fees or any other amounts owing hereunder or under any other Financing Document; or

                  (b) Any representation, warranty or statement made or deemed made by the Borrower or any other Covered Party herein or in any other Financing Document or in the Disclosure Letter or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) The Borrower or any of the other Covered Parties shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6 (other than Sections 6.1 and 6.2) or Section 7A (other than Section 7A.14); provided, however that a Default under Section 7A.16 shall not constitute an Event of Default hereunder unless such Default shall continue unremedied for sixty (60) days and the Appraiser, at the request of the Majority Tranche A Lenders or the Majority Tranche B Lenders, again reaffirms that the Required FMV Ratio is below 1.75:1 after such sixty (60) day period or
(ii) except as set forth in clauses (iii) and (iv) and Section 8A.1(g), default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Financing Document (other than those set forth in clauses (a) and (b) of this Section 8A.1) and such default shall continue unremedied for a period of 40 days after written notice thereof to the defaulting party by any Lender or (iii) default in the due performance or observance by it of any term, covenant or agreement contained in the Option Agreement or the Warrant Agreement or (iv) fail to make the required deposits in the Tranche B Interest Reserve Account after the Closing Date in accordance with Section 7A.14 and the amount on deposit in the Tranche B Interest Reserve

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                                                                              63

Account is equal to or less than the amount of interest estimated, in the manner described in Section 7A.14, to be payable on the Tranche B Loan for the next nine-month period; or

                  (d) (i) Any of the Covered Parties shall default in any payment of any Indebtedness when due, or (ii) any of the Covered Parties shall default in the observance or performance of any agreement or condition relating to any Indebtedness or any other event or condition shall occur or exist, the effect of which event or condition is to cause, or permit the holder or holders of such Indebtedness to cause any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness of any of the Covered Parties shall be declared to be (or shall become) due and payable, or required to be prepaid other than by regularly scheduled prepayment, prior to the stated maturity thereof, provided it shall not be a Default or an Event of Default under this clause (d) unless the aggregate principal amount of all Indebtedness as described in preceding subclauses (i), (ii) and (iii) is at least $100,000,000; or

                  (e) The Borrower or any of the other Covered Parties shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of the other Covered Parties, and the petition is not controverted within 10 days, or is not dismissed within 45 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of the other Covered Parties; or the Borrower or any of the other Covered Parties commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of the other Covered Parties; or there is commenced against the Borrower or any of the other Covered Parties any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of the other Covered Parties is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of the other Covered Parties suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 45 days; or the Borrower or any of the other Covered Parties makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of the other Covered Parties for the purpose of effecting any of the foregoing; or

                  (f) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded

Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of
Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (g) Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent and each Lender the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent and each Lender, superior to and prior to the rights of all third Persons and subject to no other Liens), or any Covered Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any other Covered Party involving in the aggregate for the Borrower and the other Covered Parties a liability (not paid or fully covered by a reputable and solvent insurance company) of $100,000,000 or more and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; or

                  (i) Any final and non-appealable order shall be issued by FERC, CPUC or other Governmental Authority that could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to the Borrower, LLC, or NEG, Inc. and the Significant Subsidiaries, taken as a whole; or

                  (j) The Required FMV Ratio is below 1.25:1 on any date; or

                  (k) The Option Agreement or the Warrant Agreement shall cease to be in full force and effect or shall cease to give the Holders or the holders of Warrants, as the case may be, the rights, powers and privileges purported to be created thereby; or

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                                                                              65

                  (l) The Convertible Notes shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Convertible Notes Indenture, or the Borrower, any of its Subsidiaries, the trustee under the Convertible Notes Indenture or any holder of $70,000,000 or more of the Convertible Notes shall so assert in writing and such assertion shall not have been withdrawn, rescinded or otherwise retracted in writing within 15 days thereof.

                  8A.2. Acceleration. (a) If an Event of Default specified in
Section 8A.1(e) with respect to the Borrower shall occur, automatically the Tranche B Loan (with accrued interest thereon) and all other amounts owing under the Financing Documents shall immediately become due and payable.

                  (b) If any Event of Default (other than an Event of Default referred to in Section 8A.1(e) with respect to the Borrower) shall occur, then the Administrative Agent (acting upon the instructions of the Majority Tranche B Lenders) may by notice to the Borrower declare the Tranche B Loan, all accrued and unpaid interest thereon and all other amounts owing to the Tranche B Lender under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable. Upon the delivery of any such notice to the Borrower, the Administrative Agent shall contemporaneously notify the Tranche A Lenders thereof, provided that the failure to give such notice shall not affect the rights and remedies of the Administrative Agent or the Tranche B Lenders against the Borrower or any of its Subsidiaries.

                  (c) Except as expressly provided above in this Section 8A.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

                  8A.3. Other Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent (acting upon the instructions of the Majority Tranche B Lenders) may exercise any or all rights and remedies at law or in equity (in any combination or order that the Administrative Agent (acting upon the instructions of the Majority Tranche B Lenders) may elect), including without limitation or prejudice to any Tranche B Lender's other rights and remedies, any and all rights and remedies available under any of the Financing Documents; provided that any Tranche B Lender may exercise any or all rights and remedies at law or in equity as provided hereunder upon the occurrence and during the continuation of an Event of Default described in Section 8A.1(a) or 8A.1(e) above.

                  SECTION 9. MISCELLANEOUS.

                  9.1 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Closing Date, pay, within five (5) Business Days after demand, all reasonable costs and expenses (including reasonable fees and expenses of counsel and consultants) of the Administrative Agent (in its capacity as such and in its capacity as a Lender), the Lead Arranger, the Book Manager, each Lender (in the case of clause (b) below only), the Collateral Agent and each Holder in connection with the preparation, issuance, delivery, filing, recording and administration of this Agreement, the other Financing Documents, and any other documents which may be delivered in connection herewith or therewith, including, without limitation, (a)

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                                                                              66

any and all amounts which the Administrative Agent, each Lender (in the case of clause (b) below only), the Collateral Agent and each Holder has paid relative to curing any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Financing Document, (b) the exercise, enforcement or attempted exercise, enforcement of, or the investigation or preservation of any rights or remedies under, this Agreement or any other Financing Document, or (c) any amendment, waiver or consent with respect to any provision contained in this Agreement or any other Financing Document. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any other Financing Document, or any other document which may be delivered in connection with this Agreement, and agrees to save the Administrative Agent, the Lead Arranger, the Book Manager, each Lender, the Collateral Agent and each Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         9.2 Indemnity. Whether or not the transactions contemplated hereby are consummated:

         (a) The Borrower shall pay, indemnify, and hold each of the Administrative Agent, the Lead Arranger, the Book Manager, each Lender, the Collateral Agent and each Holder and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact and Affiliates (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable legal fees and expenses and reasonable fees and expenses of consultants) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan or the termination, resignation or replacement of any Administrative Agent, Lead Arranger, Book Manager, Lender, Collateral Agent or Holder) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any other Financing Document, including the Security Documents and any other document or instrument contemplated by or referred to herein or therein, or the transactions contemplated hereby and thereby (including, without limitation, any losses incurred by any Lender as a result of any misrepresentation by the Borrower or any of its Subsidiaries hereunder or under any other Financing Document or any failure by any Covered Party to perform any of its obligations hereunder or under any other Financing Document), or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to the exercise by the Administrative Agent, the Lead Arranger, the Book Manager, any Lender, the Collateral Agent and any Holder of any of its respective rights or remedies under any of the Financing Documents, and any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) related to this Agreement or any other Financing Document or the Loan, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

         (b) Environmental Indemnity. (i) Without in any way limiting the generality of the other provisions contained in this Section 9.2, the Borrower agrees to defend, protect,

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                                                                              67

indemnify, save and hold harmless each Indemnified Person, whether as beneficiary of any of the Security Documents, as a mortgagee in possession, or as successor-in-interest to the Borrower by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential damages and punitive claims), penalties, fees, claims, actions, judgments, suits, costs, disbursements (including, without limitation, reasonable legal fees and expenses and consultants' fees and disbursements) and expenses (collectively, "Losses") of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any such Indemnified Person directly or indirectly based on, or arising out of or resulting from, (A) the actual or alleged presence of Hazardous Materials on, in, under or affecting all or any portion of any Property of the Borrower or any member of the NEG Group whether or not the same originates or emanates from any such Property or any property adjoining or adjacent to any such Property or from properties at which any Hazardous Materials generated, stored or handled by the Borrower were Released or disposed of, (B) any Environmental Claim relating to any such Property or (C) the exercise of any Secured Party's rights under any of the provisions of the Security Documents (the "Indemnified Matters"), whether any of the Indemnified Matters arise before or after foreclosure of any of the security interests or other taking of title to all or any portion of the Collateral by the Collateral Agent or any Lender, including, without limitation,
(x) the costs of removal of any and all Hazardous Materials from all or any portion of any such Property or any property adjoining or adjacent to any such Property, (y) additional costs required to take reasonable precautions to protect against the Release of Hazardous Materials on, in, under or affecting any such Property into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of any such Property or any surrounding areas, with all applicable Environmental Laws with respect to Hazardous Materials, except to the extent that any such Indemnified Matter arises from the gross negligence or willful misconduct of such Indemnified Person.

             (i) In no event shall any site visit, observation, or testing by any Indemnified Person (or any representative of any such Person) be deemed to be a representation or warranty that Hazardous Materials are or are not present in, on, or under, any Property of the Borrower or any member of the NEG Group, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by any Indemnified Person. No Indemnified Person owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting any such Property. No Indemnified Person shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any Indemnified Person.

             (c) Survival; Defense. The obligations in this Section 9.2 shall survive payment of the Loans and all other obligations hereunder. At the election of any Indemnified Person, the Borrower's indemnification obligations under this Section 9.2 shall include the obligation to defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of the Borrower. All amounts owing under this Section 9.2 shall be paid within 30 days after demand.

        (d) Contribution. To the extent that any undertaking in the preceding paragraphs of this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertaking.

        (e) Settlement. So long as the Borrower is in compliance with its obligations under this Section 9.2, the Borrower shall not be liable to any Indemnified Person under this Section 9.2 for any settlement made by such Indemnified Person without the Borrower's consent.

        (f) No Indemnity for Intercreditor Agreement Disputes. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required under any circumstances to indemnify any Lender or agent, or otherwise be required to reimburse any Lender or agent, for any Losses resulting solely from disputes between or among Lenders with respect to the Intercreditor Agreement.

        9.3 Notices. (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 9.3, and
(ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered, to the address or facsimile number specified for notices on Schedule 9.3 or to such other address as shall be designated by such party in a written notice to the other parties hereto.

        (b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to the Administrative Agent or any Lender shall not be effective until actually received.

        (c) The Borrower acknowledges and agrees that any agreement of the Administrative Agent or any Lender to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and each Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by any of the Administrative Agent or such Lender in reliance upon such telephonic or facsimile notice.

        9.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The Borrower may not assign or otherwise transfer any of its rights under this Agreement or any of the other Financing Documents.

        9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or the holder of any Note in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between

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                                                                              69

the Borrower and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to the Administrative Agent or any Lender shall be cumulative and not alternative.

        9.6 No Third Party Beneficiaries. The agreement of any Lender to make extensions of credit to the Borrower on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of the Borrower, and no other Person shall have any rights hereunder against such Lender with respect to the Loans, the proceeds thereof or otherwise.

        9.7 Reinstatement. To the extent that the Administrative Agent or any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or to its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment, reduction or satisfaction occurred.

        9.8 No Immunity. To the extent that the Borrower may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

        9.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered by facsimile or otherwise shall be an original, but all of which shall together constitute one and the same instrument.

        9.10 Amendment or Waiver. (a) Except as provided in paragraph (b) of this Section, no provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by each of the Majority Tranche A Lenders and the Majority Tranche B Lenders and the Borrower and each Covered Party that is a party thereto, and, to the extent that its rights or obligations may be affected thereby, the Administrative Agent. Notwithstanding the foregoing provisions, no such

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                                                                              70

waiver and no such amendment, supplement or modification shall (i) increase or extend the New Tranche B Commitment of any Lender (it being understood that waivers or modifications after the Closing Date of covenants, Defaults or Events of Default shall not constitute an increase or extension of any New Tranche B Commitment of any Lender), without the prior written consent of such Lender,
(ii) postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Financing Document (it being understood that waivers or modifications after the Closing Date of covenants, Defaults or Events of Default shall not constitute a postponement or delay in any date fixed by this Agreement or any other Financing Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Financing Document), without the prior written consent of such Lender, (iii) reduce the principal of, or the rate of interest specified in any Financing Document on, any Loan of any Lender, without the prior written consent of such Lender, (iv) release all or substantially all of the Collateral except as shall be otherwise provided in any Security Document or other Financing Document or consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (v) amend, modify or waive any provision of this Section 9.10 or Section 9.1 or 9.2, without the prior written consent of each Lender, (vi) reduce the percentage specified in or otherwise amend the definition of Required Waiver Lenders or Majority Tranche A Lenders or Majority Tranche B Lenders, without the prior written consent of each Lender, (vii) change, amend or modify the principal amount of, or rate of interest on, or the maturity of, any Tranche A Loan, without the prior written consent of the Majority Tranche B Lenders, (viii) change, amend or modify the principal amount of, or rate of interest on, or the maturity of, any Tranche B Loan, without the prior written consent of the Majority Tranche A Lenders, or (ix) amend, modify or waive any provision of Section 10, without the prior written consent of the Administrative Agent.

        (b) Notwithstanding anything to the contrary above, (i) at any time prior to the repayment in full of the Tranche A Loan, Sections 7 (other than Section 7.14) and 8 (but not Section 7A or 8A) may be amended, supplemented, modified or waived with the consent of the Majority Tranche A Lenders, without the consent of any Tranche B Lender (provided that (x) unless consented to by the Majority Tranche B Lenders, no such amendment, supplement, modification or waiver shall add additional covenants or events of default or make existing covenants or events of default more restrictive on the Borrower and its Subsidiaries and (y) at the time of repayment in full of the Tranche A Loan and of the other Senior Obligations then due and payable, all such amendments, supplements, modifications and waivers effected after the Closing Date shall automatically cease to be in effect unless consented to by the Majority Tranche B Lenders), and (ii) Sections 7A (other than Section 7A.14) and 8A (but not
Section 7 or 8) may be amended, supplemented, modified or waived with the consent of the Majority Tranche B Lenders, without the consent of any Tranche A Lender (provided that, unless consented to by the Majority Tranche A Lenders, no such amendment, supplement, modification or waiver shall add additional covenants or events of default or make existing covenants or events of default more restrictive on the Borrower and its Subsidiaries).

        (c) Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 9.10(a) or (b) shall be binding upon the Borrower, the Administrative Agent, the Lenders and their successors and assigns.

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                                                                              71

           9.11 Assignments, Participations, etc. (a) Each Lender may, without the consent of the Borrower, but with prior notice to the Administrative Agent, sell or assign any part of the Loan of such Lender and the other rights and obligations of such Lender to any Person or any assignee thereof (an "Assignee") unless the sale or assignment of the Loan and such other rights and obligations of such Lender would reasonably put the business of the Borrower at a competitive disadvantage, then such sale or assignment shall require the consent of the Borrower. The assigning Lender and the Assignee shall enter into an assignment agreement, in form and substance satisfactory to the Administrative Agent (an "Assignment and Acceptance"), with respect to the sale or assignment of the Loan to be assigned and, subject to paragraphs (e) and (f) of this
Section 9.11, upon execution and delivery of such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the Assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the Assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under the Financing Documents.

           (b) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and such Lender's Note; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Note or any fees or other amounts payable hereunder, or release of all or substantially all of the Collateral, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

           (c) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

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                                                                              72

           (d) Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Lender may assign all or any portion of the Loan held by it as collateral security, provided that any payment in respect of such assigned Loan or Note made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Loan or Note to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

           (e) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 9.11, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 9.11(a). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 9.11(e).

           (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in any case where the consent of the Borrower is required by this Section, by the Borrower) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Loan acquired by it pursuant to such Assignment and Acceptance and, if such assigning Lender has retained a Loan, a new Note to the order of such assigning Lender in an amount equal to the Loan retained by it hereunder.

           9.12 Survival. (a) All indemnities set forth herein, including, without limitation, Section 9.2, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

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                                                                              73

           (b) Notwithstanding the execution and delivery of this Agreement, all representations and warranties of the Borrower under the Existing Credit Agreement and the other Financing Documents (as defined in the Existing Credit Agreement) and all obligations of the Borrower under Sections 9.1 and 9.2 of the Existing Credit Agreement and other payment obligations of the Borrower under Sections 2.5, 2.7, 2.8, 3.2(a) and 3.4 of the Existing Credit Agreement and other liabilities of the Borrower for breach of representations and warranties or covenants under the Existing Credit Agreement and the other Financing Documents (as defined in the Existing Credit Agreement) accrued as of the Closing Date shall not terminate and shall survive the execution and delivery of this Agreement and the other Financing Documents (as defined herein).

           9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THIS AGREEMENT.

           9.14 Right of Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of such Lender wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations or liabilities of the Borrower to such Lender under this Agreement or any of the other Financing Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

           9.15 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

           9.16 Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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                                                                              74

           (b) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby irrevocably appoints Corporation Service Company (the "Process Agent"), with an office on the date hereof at 1177 Avenue of the Americas, 17/th/ Floor, New York, New York 10036-2721, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. The Borrower further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. To the extent permitted by applicable Law, the Borrower further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address referenced in Section 9.3, such service to be effective upon the date indicated on the postal receipt returned from the Borrower.

           (c) The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the Borrower shall promptly appoint a successor satisfactory to the Administrative Agent so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent's acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. (S) 1608.

           9.17 Waiver by Borrower. The Borrower waives any claim it may now or hereafter have against the Administrative Agent, the Collateral Agent, any Lender and any Holder for any consequential, exemplary or punitive damage under or in connection with or relating to this Agreement or any of the Financing Documents.

           9.18 Recourse. This Agreement is made with full recourse to the Borrower and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Borrower contained herein and in the other Financing Documents to which the Borrower is a party and otherwise in writing in connection herewith and therewith.

           9.19 Complete Agreement. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO AND THERETO WITH RESPECT TO THE LOANS, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE WITH RESPECT TO THE LOANS ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

           9.20 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release relating to, connected with or arising out of this Agreement and the other Financing Documents or the matters contained herein or therein, without obtaining the prior approval of each other party hereto to the contents and the manner of presentation and publication thereof. No references to any party hereto shall be made by any party hereto in any public statement without its consent except as otherwise required by Law.

           9.21 Effectiveness. This Agreement and the other Financing Documents shall be effective as of the Effective Date.

           9.22 Certain Representations and Warranties. Each of the Tranche A Lender and the Tranche B Lender by reason of its business or financial experience, has the capacity to protect its own interests (within the meaning of Section 25102(f)(2) of the California Corporations Code) in connection with the transactions contemplated by the Financing Documents.

           9.23 Confidentiality. Each Lender agrees to keep confidential in accordance with such Lender's customary practices (and in any event in compliance with applicable law respecting material non-public information) all information obtained by it pursuant hereto and the other Financing Documents identified as confidential in writing at the time of delivery and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and the other Financing Documents and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 9.23 or is bound by a confidentiality agreement containing substantially equivalent provisions), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulations, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Assignees or prospective Assignees or participants or prospective participants who agree to be bound by the provisions of this Section 9.23 or who are subject to confidentiality agreements containing substantially

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equivalent provisions, (f) to the extent required in connection with any litigation between any party hereto or thereto and any Lender with respect to the Loans or this Agreement and the other Financing Documents or (g) with the Borrower's prior written consent. The agreements in this Section 9.23 shall survive repayment of the Loans and all other amounts payable hereunder.

           9.24 Release of Liens for NEG Equity Sale. Concurrently with the consummation of the NEG Equity Sale, the Lenders agree to cause the Collateral Agent (at the expense of the Borrower) to release the security interest held by the Collateral Agent, pursuant to the Stock Pledge Agreement, in the shares of common stock of NEG, Inc. being sold in the NEG Equity Sale.

           9.25 Delivery of Lender Addendum. Each Tranche B Lender becoming a party hereto on the Closing Date shall become a party hereto by delivery to the Administrative Agent a Lender Addendum duly executed by such Tranche B Lender, the Borrower and the Administrative Agent.

           9.26 Determination of Fair Market Value. For purposes hereof, the "Fair Market Value" of NEG, Inc. shall mean the price at which a willing buyer would buy and a willing seller would sell the Pledged Interests having full knowledge of the facts, and assuming each party acts on an arm's-length basis with the expectation of concluding the purchase or sale within a reasonable time, which determination shall be made by an Approved Appraiser selected by (i) the Majority Tranche A Lenders in consultation with the Administrative Agent (in the case of a determination made at the request of the Majority Tranche A Lenders pursuant to Section 7.16) or (ii) the Majority Tranche B Lenders in consultation with the Tranche A Lenders (in the case of a determination made at the request of the Majority Tranche B Lenders pursuant to Section 7A.16) (the "Appraiser"). The Borrower will cooperate and deliver such document and provide such information as may be reasonably requested by the Majority Tranche A Lenders, the Majority Tranche B Lenders, the Administrative Agent or the Appraiser with respect to the determination of the Required FMV Ratio.

           9.27 Intercreditor Agreement. Notwithstanding anything provided herein to the contrary, the terms and provisions of the Intercreditor Agreement shall govern the relationship between the Tranche A Lender and the Tranche B Lender with respect to the rights, remedies and obligations of the Lenders under this Agreement and the other Financing Documents, including, without limitation, the subordination in payment of the Tranche B Loan and the limitation on the exercise of remedies by the Tranche B Lender under the Financing Documents.

           9.28 Special Exculpation. NO CLAIM MAY BE MADE BY THE BORROWER OR ANY OTHER PERSON AGAINST THE COLLATERAL AGENT OR ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH

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DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST
IN ITS FAVOR.

           SECTION 10. THE ADMINISTRATIVE AGENT; THE LEAD ARRANGER AND THE BOOK MANAGER.

           10.1 Appointment. Lehman Commercial Paper Inc. shall be the Administrative Agent and shall act as specified herein and in the other Financing Documents. Each Lender hereby irrevocably authorizes, and the holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Financing Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

           10.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Financing Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Financing Document, or by reason of the use of the term "agent" with reference to the Administrative Agent, a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Financing Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Financing Document except as expressly set forth herein.

           10.3 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and each holder of any Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Financing Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Financing Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

           10.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Waiver Lenders or the Majority Tranche A Lenders or the Majority Tranche B Lenders, as the case may be, with respect to any act or action (including failure to act) in connection with this Agreement or any other Financing Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Waiver Lenders or the Majority Tranche A Lenders or the Majority Tranche B Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Financing Document in accordance with the instructions of the Required Waiver Lenders or the Majority Tranche A Lenders or the Majority Tranche B Lenders, as the case may be.

           10.5 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Financing Document its duties hereunder and thereunder, upon advice of counsel selected by it.

           10.6 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent, in proportion to its respective Loan, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Financing Document, or in any way relating to or arising out of this Agreement or any other Financing Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

           10.7 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, and with respect to any Loan held by it or made by it, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Waiver Lenders", "Majority Tranche A Lenders", "Majority Tranche B Lenders", "holder of Note" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

           10.8 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

           10.9 Resignation or Replacement of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving 15 Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (c) and (d) below or as otherwise provided below.

           (b) The Administrative Agent may be replaced at the written request of the Required Waiver Lenders at any time by such Lenders giving 15 Business Days' prior written notice to the Administrative Agent. Such replacement shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (c) and (d) below or as otherwise provided below.

           (c) Upon any such notice of resignation or replacement, as the case may be, the Required Waiver Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank, trust company or other financial institution which is a Lender and which shall be subject to the reasonable approval of the Borrower (unless an Event of Default shall be continuing) and the Majority Tranche A Lenders and the Majority Tranche B Lenders.

           (d) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, may then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Waiver Lenders appoint a successor Administrative Agent as provided above.

           (e) If no successor Administrative Agent has been appointed pursuant to clause (c) or (d) above by the 20th Business Day after the date such notice of resignation or replacement was given by the Administrative Agent or the Required Waiver Lenders, as the case may be, the Administrative Agent's resignation or replacement shall become effective and the Required Waiver Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Financing Document until such time, if any, as the Required Waiver Lenders appoint a successor Administrative Agent as provided above.

           10.10 The Lead Arranger and Book Manager. Neither the Lead Arranger nor the Book Manager, in such respective capacity, shall have any duties or responsibilities under this Agreement or any other Financing Document, nor shall any of such Persons, in such respective capacities, have any obligations or liabilities hereunder or under any other Financing Document.

           10.11 Direction to Administrative Agent and Collateral Agent. Each of the Lenders authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver the Intercreditor Agreement and the Security Documents and to perform their respective obligations thereunder. Each Lender agrees that it is bound by the provisions in the Security Documents and the Intercreditor Agreement relating to the Lenders to the same extent as if such Lender were a party thereto, including, without limitation, any provisions of the Security Documents requiring the Lenders to indemnify the Collateral Agent. The Administrative Agent and the Collateral Agent are express third-party beneficiaries of this Section.

                   *                *               *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                     PG&E CORPORATION


                                     By:________________________________________
                                        Name:
                                        Title:


                                     LEHMAN COMMERCIAL PAPER INC., as
                                     a Lender and Administrative Agent

                                     By:________________________________________
                                        Name:
                                        Title:


                                     LEHMAN BROTHERS INC., as Lead Arranger
                                     and Book Manager

                                     By:________________________________________
                                        Name:
                                        Title:

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as a Lender


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                      Appendix A

                    DEFINED TERMS AND RULES OF INTERPRETATION

           1. Defined Terms.

           "Additional Extended Date Certain" shall mean each of (i) March 2, 2005, and (ii) March 2, 2006.

           "Administrative Agent" shall mean Lehman Commercial Paper Inc., acting in its capacity as agent for the Lenders pursuant to the Credit Agreement, and any successor in such capacity.

           "Affiliate" shall mean, with respect to any Person, (a) any other Person that is directly or indirectly Controlled by, under common Control with or Controls such Person; (b) any other Person owning beneficially or Controlling five percent or more of the Voting Stock of such Person; or (c) any officer, director or partner of such Person, except with respect to any officer or director of the Borrower.

           "Applicable Margin" shall mean (a) with respect to the Tranche A Loan, (i) as to the Base Rate Loan, (x) during the period commencing on the Initial Closing Date to but excluding the date eighteen (18) months from the Initial Closing Date, 2.50% per annum and (y) during the period commencing on the date eighteen (18) months from the Initial Closing Date and thereafter, 4.00% per annum, and (ii) as to the Eurodollar Loan, (x) during the period commencing on the Initial Closing Date to but excluding the date eighteen (18) months from the Initial Closing Date, 2.50% per annum and (y) during the period commencing the date eighteen (18) months from the Initial Closing Date and thereafter, 4.00% per annum; and (b) with respect to the Tranche B Loan, (i) as to the Base Rate Loan, 3.00% per annum, and (ii) as to the Eurodollar Loan, 4.00% per annum.

           "Appraiser" shall have the meaning provided in Section 9.26 of the Credit Agreement.

           "Approved Appraiser" shall mean any independent nationally recognized investment bank experienced in the valuation of equity interests of a company similar to NEG, Inc. as may be reasonably proposed by the Borrower at the request of the Majority Tranche A Lenders or the Majority Tranche B Lenders; provided that the Borrower shall always propose at least two alternate investment banks.

           "Asset Sale" shall mean any sale, transfer or other disposition of any Property of the Borrower (including, without limitation, after the consummation of the Utility Spin-Off, the Capital Stock of, or any assets (taking into account all prior asset sales) having an aggregate book value in excess of $75,000,000 of, any Reorganization Subsidiary) and any member of the NEG Group.

           "Assignee" shall have the meaning provided in Section 9.11 of the Credit Agreement.

           "Audited Financial Statements" shall have the meaning provided in
Section 5.11 of the Credit Agreement.

           "Authorized Officer" shall mean (i) with respect to any Person that is a corporation or a limited liability company, the Chairman, President, any Vice President, Treasurer or Secretary of such Person and (ii) with respect to any Person that is a partnership, the President, any Vice President, Treasurer or Secretary (or Assistant Secretary) of a general partner or managing partner of such Person and in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with the Credit Agreement, as such certificate may be amended from time to time.

           "Bankruptcy Code" shall have the meaning provided in Section 8.1(e) and Section 8A.1(e) of the Credit Agreement.

           "Bankruptcy Law" shall mean the Bankruptcy Code and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

           "Base Rate", for any day, shall mean the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any changes in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

           "Base Rate Loans" shall mean the Loans or any portion thereof which bears interest based upon the Base Rate.

           "Book Manager" shall mean Lehman Brothers Inc., a Delaware corporation.

           "Borrower" shall mean PG&E Corporation, a California corporation.

           "Borrowing" shall mean the borrowing of Loans of one Type from a Lender on a given date, provided that Base Rate Loans incurred pursuant to
Section 2.7(b) shall be considered part of the related Borrowing of Eurodollar Loans.

           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in such city, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

           "Business Plan" shall mean the certified copy of the business plan of NEG, Inc., as amended and restated as of the Closing Date, as delivered to the Lenders.

           "CA Fee" shall mean the fees and expenses of the Collateral Agent set forth in the Schedule of Fees with the Collateral Agent dated the Initial Closing Date.

           "Capital Expenditure" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capital Lease Obligations incurred by such Person.

           "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under U.S. GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board ("Statement No. 13")) and, for purposes of the Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with U.S. GAAP (including such Statement No. 13).

           "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

           "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit and other deposits of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.

           "Change of Control" shall mean any of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur.

                  "Change of Control Offer to Repay" shall have the meaning provided in Section 3.8 of the Credit Agreement.

                  "Change of Control Offer to Repay Notice" shall have the meaning provided in Section 3.8 of the Credit Agreement.

                  "Change of Control Offer Settlement Date" shall have the meaning provided in Section 3.8 of the Credit Agreement.

                  "Change of Control Prepayment Fee" shall have the meaning provided in Section 3.8 of the Credit Agreement.

                  "Charter Documents" shall mean, with respect to any Person,
(i) the articles of incorporation or other similar organizational document of such Person, (ii) the by-laws or other similar document of such Person, (iii) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person and (iv) any shareholder rights agreement or other similar agreement.

                  "Closing Date" shall mean the date upon which the conditions precedent set forth in Section 4.1 of the Credit Agreement have been satisfied (or waived by all the Lenders).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of the Credit Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Collateral Agent, for the benefit of each Lender.

                  "Collateral Agent" shall mean Deutsche Bank Trust Company Americas, acting as collateral agent for the benefit of the Lenders.

                  "Compliance" shall have the meaning provided in Section 13 of the LLC Agreement, attached hereto as Annex A.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the aggregate current exposure pursuant to each applicable agreement net of the fair market value of any posted collateral thereunder.

                  "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

                  "Control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

                  "Convertible Notes" shall mean the 7.50% Convertible Subordinated Notes due 2007 of the Borrower issued on the Closing Date pursuant to the Convertible Notes Indenture.

                  "Convertible Notes Blockage Period" shall mean the period commencing the date the Administrative Agent or the Tranche A Lender has delivered a notice to the trustee under the Convertible Notes Indenture stating that an Event of Default exists hereunder, and terminating on the earlier of (A) the date on which such Event of Default is cured or waived in accordance with the Credit Agreement and (B) the date which is 240 days after the date of the receipt by the trustee of the default notice with respect thereto.

                  "Convertible Notes Indenture" shall mean the Indenture entered into by the Borrower in connection with the issuance of the Convertible Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

                  "Covered Contracts" shall have the meaning provided in Section
5.7 of the Credit Agreement.

                  "Covered Parties" shall have the meaning provided in Section
5.1 of the Credit Agreement.

                  "CPUC" shall mean the California Public Utilities Commission or its successor.

                  "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of June 25, 2002, among the Borrower, the Lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent and Lehman Brothers Inc., as Lead Arranger and Book Manager.

                  "Date Certain" shall mean the Initial Date Certain, as such date may be extended pursuant to Section 2.9 of the Credit Agreement.

                  "Default" shall mean any event or circumstance which with notice or lapse of time or both would become an Event of Default.

                  "Disclosure Letter" shall mean the letter from the Borrower, addressed to the Administrative Agent and the Lenders, dated as of June 25, 2002, with respect to certain disclosure of the Borrower.

                  "Distribution" shall have the meaning provided in Section 13 of the LLC Agreement, attached hereto as Annex A.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such (including, without limitation, any "spin-off" of assets or Capital Stock held by such Person to the shareholder or partners or members of such Person or any parent of such Person), or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include (i) all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes and (ii) all "Pass-Through Dividends" made pursuant to, and as defined in, the Convertibles Notes Indenture.

                  "Dollars" and the sign "$" shall each mean freely transferable, lawful money of the United States.

                  "Effective Date" shall mean June 25, 2002.

                  "Environmental Claim" shall mean, with respect to any Person,
(i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person's liability for investigatory costs, cleanup costs, consultants' fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Governmental Approval issued under any Environmental Law.

                  "Environmental Laws" shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

                  "Equity Interest" shall have the meaning provided in Section 5.10(f) of the Credit Agreement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean any Loan or any portion thereof which bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate" shall mean, with respect to each Interest Period in respect of a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurorate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

                  As used herein, "Eurorate" shall mean, with respect to each Interest Period in respect of a Eurodollar Loan, as determined by the Administrative Agent, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurorate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%).

                  "Event of Default" shall mean a Tranche A Event of Default or a Tranche B Event of Default.

                  "EWG" shall mean an "exempt wholesale generator" as defined under PUHCA.

                  "Excess Additional Option Percentage" shall have the meaning provided in Section 2.10(b).

                  "Existing Credit Agreement" shall have the meaning provided in the recitals hereto.

                  "Existing Financing Documents" shall mean the Financing Documents (as defined in the Existing Credit Agreement).

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.29 of the Credit Agreement.

                  "Existing Tranche A Loan" shall have the meaning provided in the recitals hereto.

                  "Existing Tranche B Loan" shall have the meaning provided in the recitals hereto.

                  "Expense Sharing Agreement" shall mean each of the agreements entitled "Continuing Services Agreement" listed and marked with "*" on Schedule 5.17.

                  "Extension Fee" shall have the meaning set forth in the Extension Fee Letter.

                  "Extension Fee Letter" shall mean the Extension Fee Letter dated June 25, 2002 among the Borrower, Lehman Commercial Paper Inc., GECC and Wilmington Trust Company.

                  "Extension Interest Prepayment Amount" shall mean with respect to an extension of the maturity date granted pursuant to Section 2.9(b) of the Credit Agreement the amount that is the total amount of interest payable on the Loans during such extension period based on a one-year Eurodollar Rate as of the first date of such extension discounted to present value as of such date using a discount rate of 4.25%.

                  "Fair Market Value" shall have the meaning provided in Section
9.26 of the Credit Agreement.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                  "FERC" shall mean the Federal Energy Regulatory Commission or its successor.

                  "FI Subsidiaries" shall mean any of PG&E Energy Trading Holdings Corp., a California corporation, PG&E Gas Transmission, Northwest Corporation, a California corporation and PG&E Generating Company LLC, a Delaware limited liability company.

                  "Financing Documents" shall mean, collectively, the Credit Agreement, the Notes, the Extension Fee Letter, the Lehman Fee Letter, the GECC Fee Letter, the Security Documents, the Intercreditor Agreement, the Warrant Agreement and the Option Agreement.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "FPA" shall mean the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

                   "GECC" shall mean General Electric Capital Corporation, a Delaware corporation.

                  "GECC Fee Letter" shall mean the Tranche A Letter Agreement dated June 25, 2002 between the Borrower and GECC.

                  "Governmental Approval" shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority.

                  "Governmental Authority" shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local having jurisdiction over the matter or matters in question.

                  "Hazardous Material" shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB's), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Law.

                  "Hedging Agreement" means any agreement in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions entered into by the Borrower.

                  "Holder" shall have the meaning provided in the Option Agreement.

                  "Holding Company Conditions" shall mean the conditions set forth by the CPUC in Decision 96-11-017 or Decision 99-04-068 and any decision of the CPUC which imposes a requirement or condition on the Borrower affecting the Borrower's relationship with PGE Utility.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with U.S. GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capital Lease Obligations of such Person,
(vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Hedging Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include (a) trade payables arising in the ordinary course of business so long as such trade payables are payable within 90 days of the date the respective goods are delivered or the respective services are rendered and are not overdue and (b) obligations with respect to the PG&E Corporation Supplemental Retirement Savings Plan, the PG&E Corporation Management Retention Program, the PG&E Corporation Senior Management Incentive Program, the PG&E Corporation Long-Term Incentive Program, the PG&E Corporation Short-Term Incentive Program, the Supplemental Executive Retirement Plan, the Postretirement Medical Plan, the Post Retirement Life Insurance Plan and the PG&E Corporation Deferred Compensation Plan for Non-Employee Directors, which obligations as of the Closing Date do not exceed $90,000,000 in the aggregate, as such obligations may accrue in the ordinary course of business pursuant to the terms of such Plans (as amended in the ordinary course of business and consistent with past practice), as may be adjusted in accordance with U.S. GAAP.

                  "Indemnified Liabilities" shall have the meaning provided in
Section 9.2(a) of the Credit Agreement.

                  "Indemnified Matters" shall have the meaning provided in
Section 9.2(b) of the Credit Agreement.

                  "Indemnified Person" shall have the meaning provided in
Section 9.2(a) of the Credit Agreement.

                  "Initial Closing Date" shall mean March 1, 2001.

                  "Initial Date Certain" shall mean the second anniversary of the Initial Closing Date.

                  "Insurance Proceeds" shall mean all amounts payable to the Borrower or the Collateral Agent in respect of any insurance required to be maintained (or caused to be maintained) by the Borrower pursuant to Section 5.9 of the Credit Agreement (other than general liability insurance, delayed completion insurance and business interruption insurance), regardless of whether such payments are received from any insurer or from either EPC Contractor pursuant to the EPC Contracts or otherwise.

                  "Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement, dated as of June 25, 2002, among the Administrative Agent, the Collateral Agent, the Lenders and the holders party to the Warrant Agreement.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Payment Date" shall have the meaning provided in
Section 2.5(d) of the Credit Agreement.

                  "Interest Period" shall have the meaning provided in Section
2.6 of the Credit Agreement.

                  "Interest Reserve Accounts" shall mean the collective reference to the Tranche A Interest Reserve Account and the Tranche B Interest Reserve Account.

                  "Investment" in any Person shall mean, without duplication:
(a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

                  "Investments" shall have the meaning provided in Sections 7.5 and 7A.5 of the Credit Agreement.

                  "IPO" shall mean the sale, in an initial underwritten offering, registered under the Securities Act, of shares of NEG, Inc.'s common stock, where after such offering, the common stock sold in such offering is traded on the Nasdaq National Market or a national securities exchange.

                  "Law" shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental Approvals) applicable to such Person and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such

Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

                  "Lead Arranger" shall mean Lehman Brothers Inc., a Delaware corporation.

                  "Lehman Fee Letter" shall mean the Fee Letter dated June 13, 2002 among the Borrower, Lehman Brothers Inc. and Lehman Commercial Paper Inc.

                  "Lender" shall mean, individually or collectively, as the context may require, a Tranche A Lender, a Tranche B Lender and any Assignee thereof pursuant to Section 9.11 of the Credit Agreement.

                  "Lender Addendum" shall mean, with respect to each Tranche B Lender becoming, or continuing as, a Tranche B Lender on the Closing Date, a Lender Addendum, substantially in the form of Schedule A, to be executed and delivered by such Lender pursuant to Section 9.25 of the Credit Agreement.

                  "Lien" shall mean, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, lien, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any Property of any kind (and a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property).

                  "Limited Liability Company Interest" shall have the meaning provided in the LLC Pledge Agreement.

                  "LLC" shall mean individually and collectively PG&E National Energy Group, LLC, a Delaware limited liability company, and the New LLC.

                  "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement dated as of March 1, 2001 of PG&E National Energy Group LLC.

                  "LLC Interests" shall mean, as to LLC, any and all shares of the profits and losses of such Person, any and all rights to receive distributions of such Person's assets, and any and all rights, benefits or privileges pertaining to any of the foregoing, including, without limitation, voting rights and the right to participate in management.

                  "LLC Pledge Agreement" shall mean the Amended and Restated LLC Pledge Agreement, dated as of June 25, 2002, among the Borrower, as pledgor, LLC, as issuer, the Administrative Agent and Deutsche Bank Trust Company Americas, as pledgee, as Collateral Agent for the benefit of the Lenders.

                  "Loan" shall mean each of the Tranche A Loan and the Tranche B Loan, and shall also mean, where the context requires, any portion of any such loan held by a Lender or subject to a particular Interest Period or interest rate option.

                  "Losses" shall have the meaning provided in Section 9.2(b) of the Credit Agreement.

                  "Majority Tranche A Lenders" shall mean, at any time, the holders of more than 50% in principal amount of the Tranche A Loan then outstanding.

                  "Majority Tranche B Lenders" shall mean, at any time, the holders of more than 50% in principal amount of the Tranche B Loan then outstanding.

                  "Margin Stock" shall mean margin stock within the meaning of Regulation U and Regulation X.

                  "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the condition (financial or otherwise), results of operations, business, Properties, liabilities, management or prospects of such Person.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the condition (financial or otherwise), results of operations, business, Properties, liabilities, management or prospects of the Borrower, (ii) the ability of the Borrower, LLC or NEG, Inc. to timely perform any of its obligations under any of the Financing Documents to which it is a party, (iii) the legality, validity or enforceability of any material provision of any Financing Document, (iv) the rights and remedies of the Collateral Agent, the Administrative Agent, any Holder or any Lender under any of the Financing Documents or (v) the security interests provided under the Security Documents or the value thereof.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "NEG Equity Sale" shall mean the sale of up to 20% of the outstanding equity of NEG, Inc., substantially in the manner described in the NEG Equity Sale Letter with such changes in the transactions described therein as may hereafter occur; provided that no such changes will be made that will adversely affect the Lenders' security interest in the Collateral or the rights of the Holders under the Option Agreement (other than the effect of the release of up to 20% of the outstanding equity of NEG, Inc. to be released by the Lenders pursuant to the terms hereof in connection with any NEG Equity Sale).

                  "NEG Equity Sale Letter" shall mean the letter from the Borrower addressed to the Administrative Agent and the Lenders dated November 19, 2001, describing the terms of a potential sale of no more than 20% of the outstanding equity of NEG, Inc. and certain other actions related thereto.

                  "NEG Equity Transactions" shall mean, collectively, (a) the creation of a wholly-owned Subsidiary of NEG, Inc. (the "New LLC"), (b) the transfer to the New LLC of up to 200 shares of the common stock of NEG, Inc., provided, that, prior to such transfer, the New LLC becomes a party to the Stock Pledge Agreement on the same terms as those applicable to the pledgor thereunder on the Closing Date, and (c) the NEG Equity Sale; provided, further, that the Borrower shall give five (5) Business Days' prior written notice to the Lenders of the NEG Equity Transactions.

                  "NEG Group" means LLC and each of its subsidiaries and each corporation, company or partnership in which any of the foregoing own a Controlling equity interest.

                  "NEG, Inc." shall mean PG&E National Energy Group, Inc., a Delaware corporation.

                  "NEG Subsidiary" shall mean, as the context may require, any or all Subsidiaries of NEG, Inc.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds received by any Person (net of any tax, underwriting discounts and commissions and reasonable costs paid by such Person associated therewith) from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds received by any Person (net of any tax, underwriting discounts and commissions and reasonable costs paid by such Person associated therewith) from the respective sale or issuance of its equity or from the respective capital contribution.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds received by any Person (net of reasonable costs and taxes paid by such Person associated therewith) in connection with such Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by any Person from such sale of assets (net of the fees and commissions and other reasonable costs paid by such Person associated therewith) relating to the assets sold.

                  "New Investor" shall mean any purchaser of shares of the outstanding equity of NEG, Inc. in connection with the NEG Equity Sale, and their successors and assigns.

                  "New LLC" shall have the meaning provided in the definition of "NEG Equity Transactions" in Appendix A to the Credit Agreement.

                  "New Tranche B Commitment" shall mean as to any New Tranche B Lender, the obligation of such Lender, if any, to make a Tranche B Loan to the Borrower in a principal amount not to exceed the amount set forth in the Lender Addendum executed and delivered by such New Tranche B Lender pursuant to Section
9.25. The original aggregate amount of the New Tranche B Commitments is $420,000,000.

                  "New Tranche B Lender" shall mean any holder of a New Tranche B Commitment.

                  "Note" shall have the meaning provided in Section 2.4 of the Credit Agreement.

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.2 of the Credit Agreement.

                  "Obligations" shall mean, collectively, (i) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under a Financing Document to the Administrative Agent or any Lender or its Affiliates of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys' fees and consultants' fees chargeable to the Borrower; (ii) any and all sums advanced by the Collateral Agent, the Administrative Agent or any Lender in order to preserve the Collateral; and (iii) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent, the Administrative Agent or any Lender of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

                  "Officer's Certificate" shall mean an officer's certificate signed by an Authorized Officer of the Borrower.

                  "Option" shall have the meaning provided in the Option Agreement.

                  "Option Agreement" shall mean the Amended and Restated Option Agreement, dated as of June 25, 2002, among the Borrower, LLC, NEG, Inc., GPSF-F Inc., a Delaware corporation, LB I Group Inc., a Delaware corporation, and each other entity holding Options on the Closing Date.

                  "Option Shares" shall have the meaning provided in the Option Agreement.

                  "Payment Office" shall mean the office specified from time to time by the Administrative Agent as its payment office by notices to the Borrower and the Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Lien" shall have the meaning provided in Sections
7.1 and 7A.1 of the Credit Agreement.

                  "Person" shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "PGE Utility" shall mean Pacific Gas and Electric Company, a California corporation.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledged Interest" shall mean the Limited Liability Company Interests pledged under the LLC Pledge Agreement.

                  "Preferential Rights" shall have the meaning provided in
Section 5.4(b) of the Credit Agreement.

                  "Prime Rate" shall mean the per annum rate of interest established from time to time by Deutsche Bank Trust Company Americas as its prime rate, which rate may not be the lowest rate of interest charged by Deutsche Bank Trust Company Americas to its customers.

                  "Process Agent" shall have the meaning provided in Section 9.16(b) of the Credit Agreement.

                  "Property" shall mean any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

                  "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended, and rules and regulations promulgated thereunder.

                  "QF" shall mean a "qualifying cogeneration facility" or a "qualifying small power production facility" as defined under the Public Utility Regulatory Policies Act of 1978, as amended.

                  "Quarterly Dates" shall mean the last Business Day of each of March, June, September and December.

                  "Real Estate" shall mean, with respect to any Person, all real estate assets, real property interests, including all easements, rights of way, feehold interests, leasehold interests and any options with respect to any of the foregoing, owned by such Person.

                  "Recovery Event" shall mean the receipt by any Person of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any Property or assets of such Person or (ii) under any policy of insurance, except in the case of the Borrower, excluding such proceeds or awards attributable to PGE Utility or any Subsidiary of PGE Utility or any Reorganization Subsidiary.

                  "Register" shall have the meaning provided in Section 9.11(e) of the Credit Agreement.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve system (or any successor).

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve system (or any successor).

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve system (or any successor).

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (i) emissions from the engine exhaust of a motor vehicle and (ii) the normal application of fertilizer).

                  "Reorganization Subsidiary" shall mean any of Gen, ETrans, GTrans and Newco (as such capitalized terms are defined in Annex B), and any successor or replacement of any such entity and any entity holding any substantial part of the assets contemplated by Annex B to be held by any such entity, in each case, after giving effect to the transactions described in Annex B.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required FMV Ratio" shall have the meaning provided in
Section 7.16 of the Credit Agreement.

                  "Required Waiver Lenders" shall mean, at any time, the holders of more than 50% in principal amount of the Loans then outstanding.

                  "Reserve Account Control Agreements" shall mean, collectively, the Tranche A Interest Reserve Account Control Agreement and the Tranche B Interest Reserve Account Control Agreement.

                  "Reserve Requirement" shall mean, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Return" shall have the meaning provided in Section 5.12 of the Credit Agreement.

                  "Scheduled Project" shall have the meaning provided in Section
5.23 of the Credit Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Filings" shall mean the filings of the Borrower and NEG, Inc. listed on Schedule B.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Security Documents" shall mean, collectively, the LLC Pledge Agreement, the Stock Pledge Agreement, the Reserve Account Control Agreements and all Uniform Commercial Code financing statements and other filings, recordings or regulations required by the Credit Agreement or the LLC Pledge Agreement or the Stock Pledge Agreement to be filed or made in respect of any such Security Document.

                  "Senior Obligations" shall have the meaning provided in the Intercreditor Agreement.

                  "Significant Subsidiaries" shall mean any of PG&E Gas Transmission, Northwest Corporation, a California corporation, PG&E Energy Trading Holdings Corporation, a California corporation, PG&E Generating Company, LLC, a Delaware limited liability company and USGen New England, Inc., a Delaware corporation.

                  "Source" of a Lender shall mean the source from which such Lender is obtaining funds in connection with the funding or maintenance of its Eurodollar Loan.

                  "Specified Change of Control" shall mean a "Change of Control" (or any other defined term having a similar purpose) as defined in the Convertible Notes Indenture.

                  "Specified Rated Indebtedness" shall mean any long-term unsecured Indebtedness for borrowed money which (a) has a credit rating of no less than BBB- by Standard & Poor's or Baa3 by Moody's, (b) a maturity date no earlier than 180 days after the Tranche B Maturity Date and (c) does not constitute "Senior Obligations" for purposes of the Intercreditor Agreement.

                  "Specified Subsidiaries" shall mean any of GTN Holdings LLC, a Delaware limited liability company and PG&E Energy Trading Holdings, LLC, a Delaware limited liability company.

                  "Spin-Off" of NEG, Inc. shall mean a spin-off, divestiture, reorganization or other form of restructuring that results in NEG, Inc. no longer being a Subsidiary of LLC or the Borrower.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Stock Pledge Agreement" shall mean the Amended and Restated Stock Pledge Agreement, dated as of June 25, 2002, among LLC, as pledgor, NEG, Inc., as issuer, the Administrative Agent and Deutsche Bank Trust Company Americas, as pledgee, as Collateral Agent for the benefit of the Lenders.

                  "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Tax" shall have the meaning provided in Section 3.4 of the Credit Agreement.

                  "Trading Day" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Borrower's common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Borrower's common stock then is listed or, if the Borrower's common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Borrower's common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Borrower's common stock is then traded.

                  "Tranche A Event of Default" shall have the meaning provided in Section 8.1 of the Credit Agreement.

                  "Tranche A Interest Reserve Account" shall the mean the collateral account, account no. 34214, maintained with the Collateral Agent for the purposes of paying interest on the Tranche A Loan.

                  "Tranche A Interest Reserve Account Control Agreement" shall mean the Tranche A Interest Reserve Account Security and Control Agreement, dated as of June 25, 2002, among the Borrower, the Collateral Agent and the bank party thereto, with respect to the Tranche A Interest Reserve Account.

                  "Tranche A Lender" shall be the collective reference to (i) General Electric Capital Corporation, a New York corporation, and (ii) any other holder of the Tranche A Loan (including, without limitation, any Lender which becomes a holder of the Tranche A Loan pursuant to Section 2.10).

                  "Tranche A Loan" shall mean the Loan continued by the Tranche A Lender on the Closing Date.

                  "Tranche B Event of Default" shall have the meaning provided in Sections 8.1 and 8A.1 of the Credit Agreement.

                  "Tranche B Interest Reserve Account" shall the mean the collateral account, account no. 34213, maintained with the Collateral Agent for the purposes of paying interest on the Tranche B Loan.

                  "Tranche B Interest Reserve Account Control Agreement" shall mean the Tranche B Interest Reserve Account Security and Control Agreement, dated as of June 25, 2002, among the Borrower, the Collateral Agent and the bank party thereto, with respect to the Tranche B Interest Reserve Account.

                  "Tranche B Lender" shall be the collective reference to (i) Lehman Commercial Paper Inc., a New York corporation, and (ii) any other holder of the Tranche B Loan or the New Tranche B Commitment.

                  "Tranche B Loan" shall be the collective reference to (i) the Loan converted into the Tranche B Loan pursuant to Section 2.1 of the Credit Agreement on the Closing Date and (ii) the Loan provided by the New Tranche B Lenders on the Closing Date.

                  "Tranche B Maturity Date" shall mean September 2, 2006.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "Unaudited Financial Statements" shall have the meaning provided in Section 5.11 of the Credit Agreement.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                  "United States" and "U.S." shall each mean the United States of America.

                  "U.S. GAAP" shall mean generally accepted accounting principles and practices as in effect from time to time in the United States.

                  "Utility Regulation" means any law, regulation or rule of the Federal government, any state, or any agency or political subdivision of the foregoing which is applicable to an entity by virtue of (i) such entity's ownership or operation of assets used for the generation, transmission, distribution or sale of electric energy, (ii) such entity's transportation of natural or manufactured gas, gasoline, oil, or similar fuels, steam, chilled water or other products resulting in regulation similar to that imposed on the foregoing, (iii) such entity's engaging in the sale or provision of electric energy, natural gas or similar fuels, steam, water, chilled water, or telephone or other public utility services; provided that, such term shall not include laws, regulations or

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                                                                              21

rules of general applicability with respect to protection of the environment, hazardous waste, or public health or safety.

                  "Utility Spin-Off" shall mean individually and collectively, any transfers, Investments, Indebtedness, Dividends, and other transactions to the extent substantially consistent with the transactions described in the attached Annex B (which summarizes the material provisions of the filed Plan of Reorganization, dated April 19, 2002, proposed by PGE Utility in connection with its bankruptcy proceeding) and undertaken pursuant to a confirmed plan of reorganization of PGE Utility under Chapter 11 of the Bankruptcy Code.

                  "Voting Stock", with respect to any Person, shall mean Capital Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

                  "Warrant" shall have the meaning provided in the Warrant Agreement.

                  "Warrant Agreement" shall mean the Warrant Agreement, dated as of June 25, 2002, among the Borrower and the holders party thereto, together with all instruments and other agreements (including, without limitation, the related Equity Registration Rights Agreement) entered into by the Borrower in connection therewith.

                  2. Rules of Interpretation. In each Financing Document, unless otherwise indicated:

                  (a) each reference to, and the definition of, any document (including any Financing Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of the Credit Agreement;

                  (b) each reference to a Law or Governmental Approval shall be deemed to refer to such Law or Governmental Approval as the same may be amended, supplemented or otherwise modified from time to time;

                  (c) any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

                  (d) references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively; if any calendar day is not a Business Day, then performances required on such calendar day shall be deferred to the next Business Day;

                  (e) all references to a "Section," "Appendix," "Annex," "Schedule" or "Exhibit" are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;





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                                                                              22

                  (f) the table of contents and Section headings and other captions therein are for the purpose of reference only and do not affect the interpretation of such Financing Document;

                  (g) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

                  (h) the words "hereof", "herein" and "hereunder", and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

                  (i) the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

                  (j) where the terms of any Financing Document require that the approval, opinion, consent or other input of any Secured Party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of the relevant party in writing;

                  (k) where the terms of any Financing Document require or permit any action to be taken by the Collateral Agent, such action shall be taken strictly in accordance with the applicable provisions of the relevant Financing Documents;

                  (l) whenever the phrase "material compliance" is used, it shall be interpreted to mean that either the entity is in full compliance with the requirement or that any failure of the entity to be in compliance in all respects with the requirement could not reasonably be expected alone or together will all other such failures and all of the facts and circumstances to have a Material Adverse Effect; and

                  (m) all reference to "knowledge" of a Person shall mean the knowledge or actual awareness of such Person of the subject matter in question after due inquiry and investigation and "knowledge" of the Borrower shall mean and include knowledge of the other Covered Parties.